As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284510

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement Dated November 3, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 27, 2025)

3,500,000 Shares

10.00% Series A Perpetual Stream Preferred Stock

Strategy Inc is offering 3,500,000 shares of our 10.00% Series A Perpetual Stream Preferred Stock, which we refer to as our “STRE Stock.” The STRE Stock will have a stated amount of €100 per share and an initial liquidation preference of €100 per share. The liquidation preference will be subject to adjustment in the manner described in this prospectus supplement. However, the liquidation preference will not be adjusted to an amount that is less than €100 per share.

DIVIDENDS

The STRE Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 10.00% on the stated amount thereof, which is €100 per share of STRE Stock. Regular dividends on the STRE Stock will be payable when, as and if declared by our “board of directors” (as defined in this prospectus supplement), out of funds legally available for their payment, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2025. Declared regular dividends on the STRE Stock will be payable solely in cash in the manner, and subject to the provisions, described in this prospectus supplement.

REDEMPTION AND REPURCHASE

We will have the right, at our election, to redeem all, and not less than all, of the STRE Stock, at any time, for cash if the total number of shares of all STRE Stock then outstanding is less than 25% of the total number of shares of STRE Stock originally issued in this offering and in any future offering taken together. In addition, we will have the right to redeem all, but not less than all, of the STRE Stock if a “tax event” (as defined in this prospectus supplement) occurs. The redemption price for any STRE Stock to be redeemed will be a cash amount equal to the liquidation preference of the STRE Stock to be redeemed as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, holders of STRE Stock will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of STRE Stock at a cash repurchase price equal to the stated amount of the STRE Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date.

LISTING

No public market currently exists for the STRE Stock. We will apply to list the STRE Stock on the Official List of the Luxembourg Stock Exchange and the Euro MTF market of the Luxembourg Stock Exchange (the “Euro MTF”) under the symbol “STRE.” If the listing is approved, we expect trading to commence within 30 days after the date the STRE Stock is first issued.

	Per Share	Total
Public offering price	€	€
Underwriting discount and commissions(1)	€	€
Proceeds, before expenses, to us	€	€

(1)	For additional information about underwriting compensation, see “Underwriting.”

Our business and an investment in the STRE Stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-16 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of the STRE Stock or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the STRE Stock in book-entry form through the facilities of Euroclear Bank, SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) on or about     , 2025, which will be the   business day after the initial trade date for the STRE Stock (this settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade STRE Stock before the business day before the settlement date must, because the STRE Stock initially will settle T+ , specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Joint Book-Running Managers

Barclays	Morgan Stanley	Moelis & Company	SOCIETE GENERALE	TD Securities

Canaccord Genuity	StoneX Financial Inc.

Prospectus supplement dated   , 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before purchasing any of the STRE Stock that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus and all of the information contained in the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein and filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or have been filed or will be filed as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that was filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus filed by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement and the accompanying prospectus or any related free writing prospectus is delivered, or the STRE Stock is sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Risk Factor Updates” contained or incorporated by reference in this prospectus and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Strategy,” the “Company,” “we,” “us,” and “our” refer to Strategy Inc and its consolidated subsidiaries.

Notice to Prospective Investors in the European Economic Area (“EEA”)

Prohibition of sales to EEA retail investors: In any member state of the EEA, this communication is only addressed to and directed at persons who are ‘qualified investors’ within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). No prospectus has been or will be prepared in connection with the offering of the STRE Stock for the purposes of the Prospectus Regulation, and any offer of the STRE Stock in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. The STRE Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the STRE Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the STRE Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom (“U.K.”)

Prohibition of sales to U.K. retail investors: In the U.K., this communication is only addressed to persons who are ‘qualified investors’ within the meaning of Article 2(e) of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “U.K. Prospectus Regulation”) and to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) high net worth entities falling withing Article 49(2) of the Order and (iii) persons at or to whom it can otherwise lawfully be distributed or directed (all such persons together being referred to as “relevant persons”). No prospectus has been or will be prepared in connection with the offering of the STRE Stock for the purposes of the U.K. Prospectus Regulation, and any offer of the STRE Stock in the U.K. will be made pursuant to an exemption from the requirement to publish a prospectus. The STRE Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the STRE Stock or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the STRE Stock or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

UK MIFIR product governance / Professional investors and ECPs only target market: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the STRE Stock has led to the conclusion that: (i) the target market for the STRE Stock is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the STRE Stock to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the STRE Stock (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the STRE Stock (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. The principal risks, uncertainties and other important factors that have affected or may affect our business and that have caused or could cause our actual results to differ materially include the following, as well as the other risks detailed in the “Risk Factors” and “Risk Factor Updates” sections contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein and therein, without limitation:

Risks Related to Our Business in General

•	our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of the STRE Stock;

•	we may not be able to remain profitable in future periods;

•	a significant decrease in the market value of our bitcoin holdings could adversely affect our ability to satisfy our financial obligations or liquidity needs;

•	we may have exposure to greater than anticipated tax liabilities;

Risks Related to Our Bitcoin Strategy and Holdings

•	our bitcoin strategy exposes us to various risks, including risks associated with bitcoin;

•

bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of the STRE Stock;

•	bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty;

•

our historical financial statements prior to March 31, 2025 do not reflect the potential variability in earnings that we have experienced to date and may experience in the future relating to our bitcoin holdings;

•	the recent increase in the availability of alternative ways to gain exposure to bitcoin and other digital assets may adversely affect the market price of the STRE Stock;

•	our bitcoin strategy subjects us to enhanced regulatory oversight;

•

due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin;

•	the concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy;

•

the emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business;

•	our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•

if we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;

•	we face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin;

•

regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of the STRE Stock;

•	we are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	our bitcoin strategy exposes us to risk of non-performance by counterparties;

Risks Related to Our Enterprise Analytics Software Business Strategy

•	we derive revenue from a single software platform and related services as well as revenue from our installed customer base;

•

as our customers increasingly shift from a product license model to a cloud subscription model, we could face higher future rates of attrition, and such a shift could continue to affect the timing of revenue recognition or reduce product licenses and product support revenues;

•	our recognition of deferred revenue and advance payments is subject to future performance obligations and may not be representative of revenues for succeeding periods;

•

integration of artificial intelligence into our enterprise analytics product offerings and our use of artificial intelligence in our operations could result in reputational or competitive harm, legal liability, and other adverse effects on our business;

Risks Related to Our Technology and Intellectual Property

•	third parties may claim we infringe their intellectual property rights;

•	changes in third-party software or systems or the emergence of new industry standards could materially adversely affect the operation of and demand for our existing software;

•

the nature of our software makes it particularly susceptible to undetected errors, bugs, or security vulnerabilities, which could cause problems with how the software performs and, in turn, reduce demand for our software, reduce our revenue, and lead to litigation claims against us;

•	our intellectual property is valuable, and any inability to protect it could reduce the value of our offerings and brand;

•	we may be obligated to disclose our proprietary source code to our customers, which may limit our ability to protect our intellectual property and could reduce the renewals of our support services;

•	we may be unable to develop and release new software product offerings or enhancements to our existing offerings in a timely and cost-effective manner;

Risks Related to Our Operations

•	business disruptions could materially adversely affect our operating results or result in a material weakness in our internal controls that could adversely affect the market price of the STRE Stock;

•

we face a variety of risks in doing business with U.S. and foreign federal, state, and local governments and government agencies, including risks related to the procurement process, budget constraints and cycles, termination of contracts, and compliance with government contracting requirements;

•

if we are unable to recruit or retain skilled personnel, or if we lose the services of Michael J. Saylor, our business, operating results, and financial condition could be materially adversely affected;

•

changes in laws or regulations relating to privacy or the collection, processing, disclosure, storage, localization, or transmission of personal data, or any actual or perceived failure by us or our third-party service providers to comply with such laws and regulations, contractual obligations, or applicable privacy policies, could materially adversely affect our business;

•

if we or our third-party service providers experience a disruption due to a cybersecurity attack or security breach and unauthorized parties obtain access to our customers’, prospects’, vendors’, or channel partners’ data, our data, our networks or other systems, or the cloud environments we manage, our offerings may be perceived as not being secure, our reputation may be harmed, demand for our offerings may be reduced, our operations may be disrupted, we may incur significant legal and financial liabilities, and our business could be materially adversely affected;

Risks Related to Our STRE Stock

•

although the STRE Stock will be senior to our class A common stock, class B common stock, 8.00% series A perpetual strike preferred stock (“STRK Stock”), and 10.00% series A perpetual stride preferred stock (“STRD Stock”), it will be junior to our 10.00% series A perpetual strife preferred stock (“STRF Stock”), our variable rate series A perpetual stretch preferred stock (“STRC Stock”) and our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding;

•

we may not have sufficient funds to pay dividends in cash on the STRE Stock, or we may choose not to pay dividends on the STRE Stock. In addition, regulatory, statutory and contractual restrictions may prevent us from declaring or paying dividends;

•

without the consent of any holder of STRE Stock, we may issue preferred stock in the future that ranks equally with or senior to our STRE Stock with respect to dividends and liquidation rights, which may adversely affect the rights of holders of our STRE Stock;

•	the STRE Stock has only limited voting rights;

•

future sales, or the perception of future sales, of our debt instruments, STRE Stock, or other classes or series of liquidation senior stock, liquidation parity stock, dividend senior stock or dividend parity stock could depress the price of the STRE Stock;

•	the tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of the STRE Stock;

•

U.S. holders of STRE Stock may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income. Non-U.S. holders may be subject to U.S. federal withholding tax on dividends or deemed dividends on STRE Stock;

Risks Related to Our Outstanding and Potential Future Indebtedness

•

our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin strategy, fund our enterprise analytics software operations, and take advantage of new business opportunities;

•	we may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation;

•

we may not have the ability to raise the funds necessary to settle conversions of our outstanding convertible notes (as defined in this prospectus supplement) in cash or to repurchase the convertible notes for cash upon a fundamental change or to repurchase the convertible notes if noteholders exercise their repurchase rights, and any future debt may contain limitations on our ability to engage in cash-settled conversions or repurchases of convertible notes;

•	the conditional conversion feature of the convertible notes, if triggered, may adversely affect our financial condition and operating results;

•

we use funds from our subsidiaries in order to meet our cash needs and service our indebtedness, including the convertible notes and our other long-term indebtedness, and certain of our subsidiaries holding digital assets may not provide any dividends, distributions, or other payments to us to fund our obligations and meet our cash needs;

•

despite our current level of indebtedness, we may incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness; and

Other Risks

•

the risks related to the STRE Stock and this offering and the other risks detailed in this prospectus supplement and in the “Risk Factors” and “Risk Factor Updates” sections in the accompanying prospectus or in documents incorporated by reference herein and therein.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement may not in fact occur. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the information relating to the risks of investing in the STRE Stock provided under “Risk Factors” beginning on page S-16 of this prospectus supplement and the other risks detailed in the “Risk Factors” and “Risk Factor Updates” sections contained in documents incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Business Overview

Strategy is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed income instruments.

In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere™. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Bitcoin Strategy

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of class A common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Additionally, we periodically engage in advocacy and educational activities regarding the continued acceptance and value of Bitcoin as an open, secure protocol for an internet-native digital capital asset, and we leverage our software development capabilities to explore innovation in Bitcoin applications.

Enterprise Analytics Software Strategy

Strategy is a pioneer in AI intelligence solutions delivering a comprehensive portfolio that addresses a wide spectrum of enterprise data challenges. We provide software and services designed to transform complex, fragmented data environments into unified, reliable information ecosystems that drive insight and action across organizations worldwide. Our vision is to drive growth and competitive advantage for our customers by delivering Intelligence Everywhere™.

Strategy One™, our cloud-native analytics platform, powers some of the largest business intelligence deployments in the world. It delivers visualization, reporting, and embedded analytics capabilities across retail, banking, technology, manufacturing, insurance, consulting, healthcare, telecommunications, and the public sector. Complementing this, Strategy Mosaic™ is a universal intelligence layer that enables organizations to achieve a single source of truth across their data. It provides enterprises with consistent definitions and governance across data sources, regardless of where that data resides or which tools access it. AI-assisted data modeling hastens data product creation, while its intelligent architecture promotes accelerated performance for all workloads.

Integral to the Strategy portfolio are generative AI capabilities that are designed to automate and accelerate the deployment of AI-enabled applications across the enterprise. By making advanced analytics accessible through conversational AI, we provide non-technical users with timely, actionable insights for decision-making.

Corporate Information

We are a Delaware corporation, and our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. Our telephone number is (703) 848-8600. Our website address is www.strategy.com. Website materials are not part of, and are not incorporated by reference into, this prospectus.

Strategy, MicroStrategy, Strategy One, Strategy Auto, Intelligence Everywhere, HyperIntelligence, Strategy Consulting, Strategy Education, Strategy Cloud, Enterprise Semantic Graph, Strategy Services, Strategy Professional Services, Strategy Support, Strategy Mosaic, StrategyB, Strategy AI, Auto Express and Intelligent Enterprise are either trademarks or registered trademarks of Strategy Inc and its subsidiaries in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

THE OFFERING

The summary below describes the principal terms of the STRE Stock. Certain of the terms of the STRE Stock described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of STRE Stock.” As used in this section, (i) “we,” “our” and “us” refer to Strategy Inc and not to its subsidiaries; and (ii) “preferred stockholder” refers to a registered holder of the STRE Stock. References to “cash” or currency in this section refer to Euros, unless stated otherwise.

Issuer	Strategy Inc

Securities Offered	10.00% Series A Perpetual Stream Preferred Stock, which we refer to as the “STRE Stock.”

Amount Offered	3,500,000 shares of STRE Stock.

Public Offering Price	€ per share of STRE Stock.

Settlement	, 2025 (the “settlement date”), which is the business day after the initial trade date for the STRE Stock (this settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade STRE Stock before the business day before the settlement date must, because the STRE Stock initially will settle T+ , specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Stated Amount	€100 per share of STRE Stock.

Liquidation Preference	Initially, €100 per share of STRE Stock. The liquidation preference will be subject to adjustment in the manner described in this prospectus supplement. However, the liquidation preference will not be adjusted to an amount that is less than €100 per share of STRE Stock.

Regular Dividend Payment Dates	March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2025.

Regular Record Dates	March 15, June 15, September 15 and December 15.

Regular Dividends	The STRE Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 10.00% on the stated amount thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in this prospectus supplement, regular dividends will be payable when, as and if declared by our “board of directors” (as defined in this prospectus supplement), out of funds legally available for their payment, quarterly in arrears on each regular dividend payment date to the preferred stockholders of record as of the close of business on the regular record date immediately preceding the applicable regular dividend payment date.

Declared regular dividends on the STRE Stock will be payable solely in cash, in the manner, and subject to the provisions, described in this prospectus supplement.

If any accumulated regular dividend (or any portion thereof) on the STRE Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the “compounded dividend rate,” from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due on a “regular dividend payment date” (as defined in this prospectus supplement) (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to the “regular dividend rate” (as defined in this prospectus supplement) plus 100 basis points; provided, however, that, until such unpaid regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 100 basis points per annum for each subsequent regular dividend period, up to a maximum rate of 18% per annum.

If declared in full, the first scheduled regular dividend on the STRE Stock payable on December 31, 2025 will be approximately € per share, assuming that the closing of this offering occurs on , 2025.

If we fail to declare a regular dividend on or prior to a given regular record date, such failure will constitute the issuance of a notice of deferral. Upon issuance of such notice, we will (except during any period when the terms of our dividend senior stock or indebtedness then outstanding would prohibit the payment of dividends on the STRE Stock) use commercially reasonable efforts over the following 60-day period to sell STRK Stock, STRD Stock, class A common stock and/or other junior stock to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined in this prospectus supplement); provided, however, that our ability to use any such proceeds to cover any such deferred dividends (plus compounded dividends thereon) on the STRE Stock is subject to the payment of accumulated dividends in full on our STRF Stock and STRC Stock and the terms of any other “dividend senior stock” (as defined in this prospectus supplement) that we may issue in the future. Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the preferred stockholders of record as of the close of business on the “deferred regular record date” (as defined in this prospectus supplement) immediately preceding such deferred regular dividend payment date.

See “Description of STRE Stock—Regular Dividends.”

We expect to fund any dividends paid in cash on the STRE Stock primarily through additional capital raising activities, including, but not limited to, at-the-market offerings of our class A common stock and our junior stock. See “Risk Factors—Risks Related to the STRE Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the STRE Stock, or we may choose not to pay dividends on the STRE Stock. In addition, regulatory, statutory and contractual restrictions may prevent us from declaring or paying dividends.”

No Preemptive and Conversion Rights	The STRE Stock will not be convertible into or exchangeable for any other securities or property and will not be entitled to any preemptive or similar rights.

Optional Redemption	We will have the right, at our election, to redeem all, and not less than all, of the STRE Stock, at any time, for cash if the total number of shares of all STRE Stock then outstanding is less than 25% of the total number of shares of STRE Stock originally issued in this offering and in any future offering taken together. We refer to a redemption pursuant to this provision as an “optional redemption.” The redemption price for any share of STRE Stock to be redeemed pursuant to an optional redemption will be a cash amount equal to the liquidation preference of such share as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends on such share to, but excluding, the redemption date.

See “Description of STRE Stock—Redemption at Our Option—Optional Redemption.”

Redemption Upon Tax Event	In addition to the redemption right described above, we will have the right, at our election, to redeem all, and not less than all, of the STRE Stock, at any time, for cash if a “tax event” (as defined in this prospectus supplement) occurs. We refer to a redemption pursuant to this provision as a “tax redemption.” The redemption price for any share of STRE Stock to be redeemed pursuant to a tax redemption will be a cash amount equal to the liquidation preference of such share as of the business day before the date we send the related redemption notice, plus accumulated and unpaid regular dividends on such share to, but excluding, the redemption date.

See “Description of STRE Stock—Redemption at Our Option—Tax Redemption.”

Repurchase at the Option of the Preferred Stockholders After a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, preferred stockholders will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of STRE Stock at a cash repurchase price equal to the stated amount of the STRE Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding, the fundamental change repurchase date.

See “Description of STRE Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRE Stock.”

Voting Rights	The STRE Stock will have no voting rights except as described in this prospectus supplement or as provided in our certificate of incorporation or as required by the Delaware General Corporation Law.

Subject to the exceptions and limitations described in this prospectus supplement, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRE Stock and such voting parity stock will be required for certain transactions or events, including (i) certain amendments to our certificate of incorporation or the certificate of designations establishing the terms of the STRE Stock; (ii) certain consolidations, combinations and mergers involving us; and (iii) certain binding or statutory share exchanges or reclassifications involving the STRE Stock.

See “Description of STRE Stock—Voting Rights.”

Ranking	The STRE Stock will rank as follows:

•

senior to (i) “dividend junior stock” (as defined in this prospectus supplement, and which includes our class A common stock, class B common stock, STRK Stock and STRD Stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined in this prospectus supplement, and which includes our class A common stock, class B common stock, STRK Stock and STRD Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

equally with (i) “dividend parity stock” (as defined in this prospectus supplement) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined in this prospectus supplement) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to (i) dividend senior stock (which includes our STRF Stock and STRC Stock) with respect to the payment of dividends;

(ii) “liquidation senior stock” (as defined in this prospectus supplement, and which includes our STRF Stock and STRC Stock) with respect to the dividend of assets upon our liquidation, dissolution or winding up; and (iii) our existing and future indebtedness (including all of our issued and outstanding convertible notes); and

•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

As of October 31, 2025, excluding intercompany indebtedness, we had approximately US$8.25 billion in aggregate principal amount of consolidated indebtedness outstanding. Additionally, as of October 30, 2025, there were 12,434,677 shares of STRF Stock outstanding, 28,011,111 shares of STRC outstanding, 13,918,518 shares of STRK Stock outstanding, 12,539,683 shares of STRD Stock outstanding, and no dividend parity stock or liquidation parity stock outstanding. Our indebtedness, STRF Stock and STRC Stock would rank senior to the STRE Stock.

Transfer Agent and Registrar for the STRE Stock	U.S. Bank Europe DAC.

Paying Agent for the STRE Stock	U.S. Bank Europe DAC, UK Branch.

Listing	No public market currently exists for the STRE Stock. We will apply to list the STRE Stock on the Official List of the Luxembourg Stock Exchange and the Euro MTF market of the Luxembourg Stock Exchange (the “Euro MTF”) under the symbol “STRE.” If the listing is approved, we expect trading to commence within 30 days after the date the STRE Stock is first issued.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately € million, after deducting the underwriting discount and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

Bitcoin is a highly volatile asset that has traded below US$70,000 per bitcoin and above US$120,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.

Risk Factors	Investing in the STRE Stock involves risks. See “Risk Factors.”

Material U.S. Federal Income Tax Considerations	For a description of material U.S. federal income tax consequences of purchasing, owning, and disposing of the STRE Stock, see “Material United States Federal Income Tax Considerations.”

Book-Entry Form	We will initially issue the STRE Stock in the form of one or more global certificates registered in the name of a nominee for Euroclear and Clearstream (which we refer to collectively as the “ICSDs”), which we will deposit with the common depositary for the ICSDs. Beneficial interests in shares represented by global certificates will be shown on, and transfers of STRE Stock represented by global certificates will be effected only through, the records maintained by the ICSDs. Except in limited circumstances, we will not issue physical certificates representing any STRE Stock. See “Description of STRE Stock—Book Entry, Settlement and Clearance.”

Shares Outstanding After This Offering	Immediately after the consummation of this offering, 3,500,000 shares of STRE Stock, 12,434,677 shares of STRF Stock, 28,011,111 shares of STRC Stock, 13,918,518 shares of STRK Stock, 12,539,683 shares of STRD Stock, 19,640,250 shares of class B common stock, and 267,713,485 shares of class A common stock will be outstanding. For purposes of this calculation, we have used the number of shares of STRF Stock, STRC Stock, STRK Stock, STRD Stock, class B common stock, and class A common stock that were outstanding as of October 30, 2025.

RISK FACTORS

An investment in the STRE Stock involves a high degree of risk. Before deciding whether to invest in the STRE Stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” or “Risk Factor Updates” contained in our most recent Annual Report on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q and/or our Current Reports on Form 8-K that are incorporated by reference herein, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed, resulting in a loss of all or part of your investment. As used in this section, (i) “we,” “our” and “us” refer to Strategy Inc and not to its subsidiaries; and (ii) “preferred stockholder” refers to a registered holder of the STRE Stock.

Risks Related to the STRE Stock and This Offering

Although the STRE Stock will be senior to our class A common stock, class B common stock, STRK Stock and STRD Stock, it will be junior to our STRF Stock, STRC Stock and our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the STRE Stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. Since our STRF Stock and STRC Stock are liquidation senior stock, we would be required to pay the amounts due on our STRF Stock and STRC Stock in full before making any payments on the STRE Stock. If we issue any additional liquidation senior stock in the future, then we would also be required to pay the amounts due on such additional liquidation senior stock in full before making any payments on the STRE Stock. If any assets remain after any liquidation senior stock is paid in full, those assets will be distributed pro rata among holders of the STRE Stock and any other liquidation parity stock then outstanding. There may be insufficient remaining assets available to pay the liquidation preference and any accumulated and unpaid dividends on the STRE Stock. As of October 31, 2025, excluding intercompany indebtedness, we had approximately US$8.25 billion in aggregate principal amount of consolidated indebtedness outstanding. Additionally, as of October 30, 2025, there were 12,434,677 shares of STRF Stock outstanding, 28,011,111 shares of STRC Stock outstanding and no dividend parity stock or liquidation parity stock outstanding. Our indebtedness, STRF Stock and STRC Stock would rank senior to the STRE Stock. As of October 30, 2025, there were 13,918,518 shares of STRK Stock outstanding, 12,539,683 shares of STRD Stock outstanding, 19,640,250 shares of class B common stock outstanding and 267,713,485 shares of class A common stock outstanding, all of which would rank junior to the STRE Stock.

In addition, our subsidiaries will have no obligation to pay any amounts on the STRE Stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the STRE Stock.

We may not have sufficient funds to pay dividends in cash on the STRE Stock, or we may choose not to pay dividends on the STRE Stock. In addition, regulatory, statutory and contractual restrictions may prevent us from declaring or paying dividends.

We expect to fund any dividends paid in cash on the STRE Stock primarily through additional capital raising activities, including, but not limited to, at-the-market offerings of our class A common stock and our junior stock. However, our ability to declare and pay cash dividends on the STRE Stock will depend on many factors, including the following:

•	our financial condition, including the amount of cash we have on hand;

•	the amount of cash, if any, generated by our operations and financing activities (including our ability to raise additional capital from the equity capital markets on favorable terms or at all);

•

our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations (including any dividend payments on our STRF Stock, STRC Stock or other dividend senior stock), which may be impacted by our ability to sell equity which is reliant on maintaining effective registration statements, certain market conditions, such as sufficient liquid trading volume for our stock, the market price of our securities, the value of our bitcoin holdings, investor sentiment and the general public perception of bitcoin, our strategy and our value proposition;

•	the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;

•	the ability of our subsidiaries to distribute funds to us;

•	regulatory restrictions on our ability to pay dividends;

•	restrictions under Delaware law regarding the declaration and payment of dividends, including under the Delaware General Corporation Law;

•	our ability to sell equity securities under existing or new at-the-market offering programs; and

•	contractual restrictions on our ability to pay dividends.

In addition, our board of directors may choose not to pay accumulated dividends on the STRE Stock for any reason. Accordingly, we may pay less than the full amount of accumulated dividends on the STRE Stock. In addition, if we fail to declare and pay accumulated dividends on the STRE Stock in full, then the value of the STRE Stock will likely decline.

Provisions contained in the instruments governing our future indebtedness may restrict or prohibit us from paying cash dividends on the STRE Stock. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.

Under the Delaware General Corporation Law, we may declare dividends on the STRE Stock only out of our “surplus” (which generally means our total assets less total liabilities, each measured at their fair market values, less statutory capital), or, if there is no surplus, out of our net profits for the current or the immediately preceding fiscal year. We may not have sufficient surplus or net profits to declare and pay dividends on the STRE Stock in cash. In addition to the foregoing, the Delaware courts have indicated that, under Delaware law, a corporation also must have funds “legally available” for the payment of the dividend, meaning, in addition to having the requisite “surplus,” the corporation must have funds available for the payment of the dividend and the dividend will not cause the corporation to become insolvent or unable to continue as a going concern.

If we fail to declare and pay full dividends on the STRF Stock or STRC Stock (or other dividend senior stock we may issue in the future that contains dividend restrictions that are similar to those of our STRF Stock and STRC Stock), then we will be prohibited from paying dividends on the STRE Stock (including using any proceeds raised upon the sale of any STRK Stock, STRD Stock, class A common stock and/or other junior securities sold to cover any deferred dividends (plus compounded dividends thereon) upon the issuance of a notice of deferral). Moreover, if we fail to declare and pay full dividends on the STRE Stock, then we will be prohibited from paying dividends on our class A common stock and any other junior securities (including our STRK Stock and STRD Stock), subject to limited exceptions. Further, no dividends or dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the STRE Stock on a pro rata basis (as described further under the caption “Description of STRE Stock—Regular Dividends—Priority of Dividends; Limitation on Junior Payments; No Participation Rights—Limitation on Dividends on Parity Stock”).

The STRE Stock has only limited voting rights.

The STRE Stock confers no voting rights except as set forth in the certificate of designations (providing for the right to vote on certain amendments to the terms of the STRE Stock and in certain other limited circumstances as described in this prospectus supplement), and except as required by the Delaware General Corporation Law. Holding STRE Stock will not confer the right to vote together with holders of our class A common stock on matters on which our class A common stockholders are entitled to vote generally. For example, holders of STRE Stock, as such, do not have the right to vote in the general election of our directors. Additionally, holders of STRE Stock will not have any voting rights (such as the right to elect any directors to our board of directors) upon the non-payment of regular dividends. Finally, for so long as the STRE Stock is held in book-entry form through the facilities of Euroclear and Clearstream, any exercise of voting rights will be subject to the applicable procedures regarding the exercise of voting rights through Euroclear and Clearstream participants. Accordingly, the voting rights of the STRE Stock may not afford you with meaningful protections for your investment.

We may issue preferred stock in the future that ranks equally with or senior to the STRE Stock with respect to dividends and liquidation rights, which may adversely affect the rights of preferred stockholders.

Without the consent of any holder of STRE Stock, we may authorize and issue preferred stock (including additional STRE Stock, STRF Stock or STRC Stock) that ranks equally with or senior to the STRE Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such preferred stock in the future, the rights of holders of the STRE Stock will be diluted and the value of the STRE Stock may decline. For example, if we issue any dividend senior stock in the future (including additional STRF Stock or STRC Stock), such dividend senior stock could contain (or, in the cases of our STRF Stock and STRC Stock, contain) provisions that prohibit us from paying dividends on the STRE Stock or purchasing, redeeming or acquiring the STRE Stock until and unless we first pay accumulated dividends in full on such dividend senior stock.

There is currently no trading market for the STRE Stock. If an active trading market does not develop for the STRE Stock, then holders of the STRE Stock may be unable to sell their STRE Stock at desired times or prices, or at all.

The STRE Stock is a new class of securities for which no market currently exists. We will apply to list the STRE Stock on the Euro MTF under the symbol “STRE.” The Euro MTF is a market operated by the Luxembourg Stock Exchange and is not a regulated market but is a multilateral trading facility under Directive 2014/65/EU (as amended) which establishes a comprehensive regulatory framework for financial markets and investor protection in the European Union. Multilateral trading facilities are subject to a less extensive set of rules and regulations than regulated markets, and generally have lower liquidity than regulated markets. As a result, prospective investors may experience wider bid-ask spreads, increased price volatility, and potential difficulties in executing trades at desired prices or in desired volumes.

If the listing is approved, we expect trading to commence within 30 days after the date the STRE Stock is first issued. However, our listing application may not be approved and no assurance can be given that the STRE Stock will become or will remain listed. If our listing application is not approved, then the STRE Stock will not be listed on the Euro MTF. Investors should assume that they may not be able to liquidate their investment for some time, if ever, or be able to pledge their STRE Stock as collateral. Moreover, even if the listing is approved, a liquid trading market for the STRE Stock may not develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your STRE Stock at the times you wish to or at favorable prices, if at all.

The liquidity of the trading market, if any, and future trading prices of the STRE Stock will depend on many factors, including, among other things, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control.

Market volatility could significantly harm the market for the STRE Stock, regardless of our financial condition, results of operations, business, prospects or credit quality.

The condition of the financial markets, prevailing interest rates and other factors could significantly affect the value of the STRE Stock.

The condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the value of the STRE Stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the value of the STRE Stock. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the value of the STRE Stock to fall significantly.

Changes in currency exchange rates may harm our ability to pay regular dividends on the STRE Stock.

Regular dividend and other payments on the STRE Stock will be made in Euros. Currently, we do not generate cash flows denominated in Euros, and we expect that we will have to exchange our U.S. dollar cash balances into Euros in order to make payments on the STRE Stock. Accordingly, our ability to make payments on the STRE Stock may depend on prevailing currency exchange rates, which have historically been subject to significant volatility. If the Euro appreciates against the U.S. dollar, then our cost of making dividends and other payments on the STRE Stock could increase significantly, and we may be unable to declare and pay regular dividends or other payments on the STRE Stock in full.

Future sales, or the perception of future sales, of our debt instruments, STRE Stock, or other classes or series of liquidation senior stock, liquidation parity stock, dividend senior stock or dividend parity stock could depress the price of the STRE Stock.

We may issue and sell additional notes, STRE Stock, STRF Stock, STRC Stock or other classes or series of liquidation senior stock, liquidation parity stock, dividend senior stock or dividend parity stock in subsequent offerings to raise capital, or may issue such securities for other purposes, including in connection with the acquisition of additional bitcoin. For example, between January 1, 2024 and October 30, 2025, we issued and sold:

•	US$800.0 million aggregate principal amount of 0.625% Convertible Senior Notes due 2030 (“2030A Convertible Notes”);

•	US$2.0 billion aggregate principal amount of 0% Convertible Senior Notes due 2030 (“2030B Convertible Notes”);

•	US$603.8 million aggregate principal amount of 0.875% Convertible Senior Notes due 2031 (“2031 Convertible Notes”);

•	US$800.0 million in aggregate principal amount of 2.25% Convertible Senior Notes due 2032 (“2032 Convertible Notes”);

•	US$1.0 billion in aggregate principal amount of 0.625% Convertible Senior Notes due 2028 (“2028 Convertible Notes”);

•

US$3.0 billion in aggregate principal amount of 0% Convertible Senior Notes due 2029 (“2029 Convertible Notes” and, together with the 2030A Convertible Notes, the 2030B Convertible Notes, the 2031 Convertible Notes, the 2032 Convertible Notes, and the 2028 Convertible Notes, the “convertible notes”);

•	12,434,677 shares of STRF Stock;

•	28,011,111 shares of STRC Stock;

•	13,918,518 shares of STRK Stock; and

•	12,539,683 shares of STRD Stock.

We cannot predict:

•	the size and terms of future issuances of such securities; or

•	the effect, if any, that future issuances and sales of such securities will have on the market price of the STRE Stock.

Transactions involving newly issued debt, STRE Stock, STRF Stock, STRC Stock, or other series of liquidation senior stock, liquidation parity stock, dividend senior stock or dividend parity stock could result in a decrease in the market price of our STRE Stock.

Holders of STRE Stock may be treated as receiving deemed distributions, and consequently may be subject to tax with respect to the STRE Stock under certain circumstances, even though no corresponding distribution of cash has been made.

Under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of STRE Stock may be treated as receiving a deemed distribution on the STRE Stock under certain circumstances, including (i) an increase in the liquidation preference of the STRE Stock or (ii) if the STRE Stock is issued at a discount. The liquidation preference of the STRE Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may result in an increase in the liquidation preference. In addition, if our board of directors does not declare a dividend on the STRE Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the STRE Stock. In either case, any increase in the liquidation preference could give rise to a deemed dividend to holders of STRE Stock. Although the matter is not entirely clear, we believe any such adjustment of liquidation preference in the manner described in this prospectus supplement, deferred dividend or discount should not be treated as giving rise to a deemed distribution on the STRE Stock. However, there is no assurance that the IRS or an applicable withholding agent will not take a contrary position.

Any deemed distribution will generally be taxable to the same extent as a cash distribution. In addition, for any holder of STRE Stock that is a “non-U.S. holder” (as defined in “Material United States Federal Income Tax Considerations”), any deemed distribution could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Because deemed distributions received by a holder of STRE Stock would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding (including backup withholding) on behalf of a holder of STRE Stock, we (or an applicable withholding agent) may set off any such payment against, or withhold such taxes from, payments of cash payable to such holder of STRE Stock or sales proceeds received by, or other funds or assets of, such holder of STRE Stock, or require alternative arrangements with respect to such withholding taxes.

The application of the rules under Section 305 of the Code to the STRE Stock is uncertain, and holders of STRE Stock should consult their tax advisors about the impact of these rules in their particular situations.

U.S. holders of STRE Stock may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income. Non-U.S. holders may be subject to U.S. federal withholding tax on dividends or deemed dividends on STRE Stock.

Distributions paid to corporate U.S. holders may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes and certain holding period and other requirements are met. We do not have any accumulated earnings and profits, and do not expect to generate current earnings and profits in the current year or the foreseeable future. Accordingly, the distributions on the STRE Stock are generally not expected to qualify as dividends for U.S. federal income tax purposes in the current year or the foreseeable future.

Distributions to non-U.S. holders on the STRE Stock that are not treated as being made out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, are potentially exempt from U.S. withholding tax, subject to backup withholding and FATCA rules. However, it is possible that a withholding agent may elect to withhold on the entire amount of such distributions, in which case any amounts withheld may be allowed as a refund or credit to the non-U.S. holder, provided the required information is timely furnished to the IRS. See “Material United States Federal Income Tax Considerations” for further discussion. We do not have any accumulated earnings and profits, and do not expect to generate current earnings and profits in the current year or the foreseeable future. However, a withholding agent may still withhold U.S. withholding tax. If a withholding agent withholds from the distributions any U.S. withholding tax at a rate in excess of a rate for which a non-U.S. holder is otherwise eligible, the non-U.S. holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by timely filing a refund claim with the IRS. If any distributions on the STRE Stock are not exempt from U.S. withholding tax because of any current or accumulated earnings and profits, the market value of the STRE Stock may decline.

We intend to provide public notice to the holders of STRE Stock to the extent that the distributions on STRE Stock are not treated as being made out of our current or accumulated earnings and profits. For the avoidance of doubt, our expectation on earnings and profits could change, therefore the U.S. federal income tax treatment of the distributions on STRE Stock could change. Holders of STRE Stock are encouraged to consult with their tax advisors regarding the implications of our current or accumulated earnings and profits for U.S. federal income tax purposes.

The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of STRE Stock.

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the STRE Stock or if the maximum compounded dividend rate is in effect) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, a compounded dividend rate becomes in effect.

We do not believe that the STRE Stock offered hereunder is fast-pay stock.

We may issue additional shares of STRE Stock (or resell any shares that we or any of our subsidiaries have purchased or otherwise acquired) (such additional or resold shares, the “Additional Shares”). We do not intend to issue any Additional Shares that would be treated as fast-pay stock. Moreover, we intend to obtain advice of counsel in connection with future offerings of Additional Shares for the purpose of analyzing the consequences of issuing such Additional Shares in light of any legal developments regarding the definition of fast-pay stock. As the liquidation preference of the STRE Stock will be subject to adjustment in the manner described in this prospectus supplement, it is generally not expected that the Additional Shares would be issued at such a level of premium above their liquidation preference at the time of sale of the Additional Shares so as to implicate the fast-pay stock rules. Nonetheless, there may be increased risk that the IRS could assert that such Additional Shares constitute fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to the STRE Stock offered hereunder or Additional Shares, we intend to provide public notice to the holders of the STRE Stock offered hereunder or Additional Shares, as applicable, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue Additional Shares that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat such Additional Shares as fast-pay stock. In addition, even though we believe that the STRE Stock offered hereby is not fast-pay stock, treatment of the Additional Shares as fast-pay stock could result in adverse consequences to holders of STRE Stock offered hereby because such Additional Shares may be indistinguishable from the STRE Stock offered hereunder. See “—A future issuance of Additional Shares could have an adverse tax profile, which could subject holders of STRE Stock offered hereby to adverse consequences” below.

Accordingly, holders of STRE Stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the STRE Stock.

A future issuance of Additional Shares could have an adverse tax profile, which could subject holders of STRE Stock offered hereby to adverse consequences.

If we issue Additional Shares that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from the STRE Stock offered hereunder, since such Additional Shares would trade under the same ISIN or other identifying number as that of the STRE Stock offered hereunder, the STRE Stock issued hereunder may be treated by subsequent purchasers, withholding agents and potentially the IRS as having the same profile or treatment as such Additional Shares if the STRE Stock offered hereunder is not otherwise distinguishable from the Additional Shares.

For example, notwithstanding our intent not to issue any Additional Shares that are fast-pay stock, the IRS could assert that such Additional Shares constitute fast-pay stock. See “—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of STRE Stock.” above.

Furthermore, if any Additional Shares are issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and any corporate U.S. holder generally will be required to reduce its tax basis (but not below zero) in the

STRE Stock by the amount of any dividends-received deduction it receives. The liquidation preference of the STRE Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may be taken into account for purposes of disqualified preferred stock determination. If Additional Shares issued are considered disqualified preferred stock, the STRE Stock offered hereunder could also be subject to same treatment as a practical matter due to fungible trading.

If any Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the STRE Stock offered hereunder at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In that event, the IRS or a withholding agent may treat any such discount as resulting in deemed taxable distributions with respect to the STRE Stock offered hereunder as well as such Additional Shares.

Because the IRS or other parties (such as withholding agents) may not be able to distinguish between the STRE Stock offered hereunder and the Additional Shares, a holder of STRE Stock might be subject to adverse tax consequences or might be required to demonstrate to the IRS (or such other parties) that the holder purchased the STRE Stock offered hereunder as opposed to such Additional Shares. Moreover, any adverse tax consequences as described above in connection with the future issuance of Additional Shares may adversely affect the market value of the STRE Stock offered hereunder. See “Material United States Federal Income Tax Considerations” for further discussion.

Provisions of the STRE Stock could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the STRE Stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, preferred stockholders will have the right to require us to repurchase their STRE Stock for cash. See “Description of STRE Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRE Stock.” These fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that preferred stockholders may view as favorable.

Your investment in the STRE Stock may be harmed if we redeem the STRE Stock.

We will have the right to redeem the STRE Stock in certain circumstances. See “Description of STRE Stock—Redemption at Our Option.” If we redeem your STRE Stock, then you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable dividend, dividend or interest rates. Furthermore, if we elect to redeem the STRE Stock, the redemption price per share of STRE Stock that we redeem may be less than the price per share of STRE Stock that you may receive upon a sale of your STRE Stock in the open market.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our bitcoin strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our board of directors, no stockholder or regulatory approval would be necessary.

Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin. See “Use of Proceeds.” Additionally, we are not a registered money market fund under the Investment Company Act of 1940, as amended, and we do not operate as a registered money market fund. Holders of STRE Stock do not benefit from the protections available to holders of securities of a registered money market fund. Bitcoin does not have a similar risk profile to the assets required to be held by money market funds because, among other things, it is much more volatile and involves no principal protection. Unlike money market funds, we do not price our securities based on the net asset value of the pool of assets backing the securities. We are also not subject to any regulation requiring that we maintain any particular pricing or stable value, and we are not subject to the fee restrictions or liquidity requirements applicable to registered money market funds.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the trading price of the STRE Stock to decline.

We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below US$70,000 per bitcoin and above US$120,000 per bitcoin on the Coinbase exchange (our principal market for bitcoin) in the 12 months preceding the date of this prospectus supplement. In addition, bitcoin does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

The accounting method for the STRE Stock may result in lower reported net earnings attributable to common stockholders.

The accounting method for reflecting the provisions of the STRE Stock in our financial statements may adversely affect our reported earnings. We expect that applicable accounting standards will require us to separately account for certain redemption features associated with the STRE Stock as embedded derivatives. Under this treatment, any embedded derivatives will be measured at their fair value and accounted for separately as liabilities that are marked-to-market at the end of each reporting period. For each financial statement period after the issuance of the STRE Stock, a gain or loss will be reported in our statement of operations to the extent the valuation of any of the embedded derivatives changes from the previous period. This accounting treatment may subject our reported net income (loss) to significant non-cash volatility.

Furthermore, we have not reached a final determination regarding the accounting treatment for the STRE Stock, and the description above is preliminary. In addition, accounting standards may change in the future. Accordingly, we may account for the STRE Stock in a manner that is significantly different than described above.

An investment in the STRE Stock by a purchaser whose functional currency is not the Euro entails significant risks.

All payments in respect of the STRE Stock and any liquidation preference will be made in Euros. An investment in the STRE Stock by a purchaser whose functional currency is not the Euro entails significant risks. These risks include the possibility of significant changes in the exchange rates between the holder’s functional currency and the Euro and the possibility of the imposition or subsequent modification of foreign exchange controls with respect to the holder’s functional currency or the Euro. These risks generally depend on factors affecting the STRE Stock and foreign exchange rates over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, exchange rates between the Euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. The exchange rates of a holder’s functional currency for the Euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur in the future. Depreciation of the Euro against the holder’s functional currency would result in a decrease in such holder’s return on investment and, in certain circumstances, could result in a loss to the holder. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the STRE Stock and you may lose a significant amount of your investment in the STRE Stock.

We are permitted to make payments in U.S. dollars if we are unable to obtain Euros, and market perceptions concerning the instability of the Euro could materially adversely affect the value of the STRE Stock.

If the Euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the STRE Stock will be made in U.S. dollars until the Euro is again available to us or so used. In such circumstances, the amount payable on any date in Euros will be converted into U.S. Dollars on the basis of the then most recently available market exchange rate for Euros. See “Description of STRE Stock—Issuance in Euros” and “—An investment in the STRE Stock by a purchaser whose functional currency is not the Euro entails significant risks.” This market exchange rate may be materially less favorable than the rate in effect at the time the STRE Stock was issued or as would be determined by applicable law. Any payment in respect of the STRE Stock so made in U.S. dollars will not permit any acceleration or lead to a mandatory redemption by the Company. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the STRE Stock and you may lose a significant amount of your investment in the STRE Stock.

Because the STRE Stock will initially be held by or on behalf of Euroclear and Clearstream in book-entry form, holders of the STRE Stock must rely on their procedures for transfer, payment and communication with the issuer and to exercise their rights and remedies.

We will initially issue the STRE Stock in the form of one or more “global certificates” deposited with, or on behalf of a common depositary, and registered in the name of a nominee of the common depositary, for, and in respect of interests held through Euroclear and Clearstream. Beneficial interests in shares represented by global certificates will be shown on, and transfers of global certificates will be effected only through, the records maintained by the ICSDs. Except in limited circumstances, we will not issue physical certificates representing the STRE Stock. See “Description of STRE Stock—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in shares represented by a global certificate, then you will not be considered an owner or holder of the STRE Stock. Instead, the nominee of the common depositary for and on behalf of Euroclear, Clearstream, as the case may be, will be considered the sole holder of the STRE Stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to Euroclear and Clearstream. We will discharge our payment obligations under the STRE Stock by making payments to or to the order of a nominee for a common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in shares represented by a global certificate must rely on the procedures of Euroclear and Clearstream to receive payments under the STRE Stock. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in shares represented by a global certificate. Furthermore, unlike persons who have physical certificates registered in their names, owners of beneficial interests in shares represented by global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the STRE Stock. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from Euroclear and Clearstream or, if applicable, a Euroclear or Clearstream participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in shares represented by global certificates to vote on any requested actions on a timely basis.

In addition, in accordance with the rules and regulations of the SEC, Euroclear and Clearstream will not provide settlement services to any direct participant in the ICSDs having a U.S. residence, based upon the location of its executive office or principal place of business, including, without limitation, (i) any U.S. bank (as defined by Section 3(a)(6) of the Securities Exchange Act of 1934), (ii) any broker-dealer registered as such with the SEC even if such broker-dealer does not have a U.S. residence, and (iii) any foreign branch of a U.S. bank or U.S. registered broker-dealer.

The above limitation of settlement services with respect to U.S. participants in the ICSDs may limit the ability of certain prospective investors to hold STRE Stock if they are not able to have or open a securities custody account with a provider that qualifies as a non-U.S. participant for purposes of settling trades through the ICSDs. This may have a negative impact on trading activity and limit liquidity in the STRE Stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately €      million, after deducting the underwriting discount and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

Bitcoin is a highly volatile asset that has traded below US$70,000 per bitcoin and above US$120,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.

We have not determined the amount of net proceeds to be used specifically for any of these purposes. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

DESCRIPTION OF STRE STOCK

The following is a summary of certain provisions of our 10.00% Series A Perpetual Stream Preferred Stock (the “STRE Stock”). It is only a summary and is not complete. Pursuant to a resolution of our “board of directors” (as defined below under the caption “—Definitions”), the rights, powers and preferences of our STRE Stock, and the limitations, qualifications and restrictions thereof, will be set forth in a certificate of designations (the “certificate of designations”) in accordance with the Delaware General Corporation Law and our second restated certificate of incorporation (as amended, the “certificate of incorporation”). We qualify this summary by referring you to the certificate of designations and our certificate of incorporation, because they, and not this summary, define your rights as a holder of the STRE Stock. We will provide you, upon written request, with a copy of the certificate of designations, which includes the form of the certificates that will represent the STRE Stock, and our certificate of incorporation, as provided under the caption “Where You Can Find Additional Information; Incorporation by Reference.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the certificate of designations.

References to “we,” “us” and “our” in this section refer to Strategy Inc only and not to any of its subsidiaries. References to “cash” or currency in this section refer to Euros, unless stated otherwise.

This “Description of STRE Stock” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Capital Stock.”

General

Our certificate of incorporation authorizes us to issue up to 1,005,000,000 shares of preferred stock, US$0.001 par value per share, in one or more series, and authorizes our board of directors to designate the preferences, rights and other terms of each series. As of October 30, 2025, 12,434,677 shares of STRF Stock, 28,011,111 shares of STRC Stock, 13,918,518 shares of STRK Stock and 12,539,683 shares of STRD Stock were outstanding. We will issue 3,500,000 shares of STRE Stock in this offering.

Without the consent of any holder, we may, by resolution of our board of directors, increase the total number of authorized shares of STRE Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of STRE Stock, we may issue additional STRE Stock with the same rights, powers and preferences, and qualifications, limitations and restrictions thereof, as the STRE Stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend payment date for, and transfer restrictions applicable to, such additional STRE Stock). Furthermore, without the consent of any holder, we may resell any STRE Stock that we or any of our “subsidiaries” (as defined below under the caption “—Definitions”) has purchased or otherwise acquired. However, such additional or resold STRE Stock must be identified by a separate ISIN or by no ISIN number if they are not fungible, for purposes of federal securities laws or, if applicable, the “ICSDs procedures” (as defined below under the caption “—Definitions”), with other STRE Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend senior stock,” “dividend parity stock,” “liquidation senior stock” or “liquidation parity stock” (as those terms are defined below under the caption “—Definitions”)), including, in respect of dividend senior stock or liquidation senior stock, our STRF Stock and STRC Stock.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase STRE Stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives.

Transfer Agent, Registrar and Paying Agent

U.S. Bank Europe DAC will act as the initial transfer agent and registrar and U.S. Bank Europe DAC, UK Branch will act as the initial paying agent for the STRE Stock. However, without prior notice to the holders of STRE Stock, we may change the transfer agent, registrar and paying agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar and paying agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the ICSDs procedures).

Registered Holders

Subject to applicable law, absent manifest error, a person in whose name any share of STRE Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of STRE Stock held through Euroclear and Clearstream, will registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream) will have rights under our certificate of incorporation and certificate of designations as holders of the STRE Stock. In this section, we refer to the registered holders of the STRE Stock as “holders” of the STRE Stock or “preferred stockholders.”

The STRE Stock will be initially issued in global form, represented by one or more “global certificates” registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable holders of STRE Stock. See “—Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain Euroclear and Clearstream procedures that will be applicable to STRE Stock represented by global certificates.

Transfers and Exchanges

A preferred stockholder may transfer or exchange its STRE Stock at the office of the registrar in accordance with the certificate of designations. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the certificate of designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of STRE Stock that is subject to redemption or required repurchase.

Listing

We will apply to list the STRE Stock on the Euro MTF market of the Luxembourg Stock Exchange under the symbol “STRE.” If the listing of the STRE Stock is approved, we expect trading to commence within 30 days after the “initial issue date” (as defined below under the caption “—Definitions”). However, our listing application may not be approved. Moreover, even if the listing is approved, a liquid trading market for the STRE Stock may not develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your STRE Stock at the times you wish to or at favorable prices, if at all.

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Payments on the STRE Stock

We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRE Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRE Stock represented by a physical certificate as follows:

•	if the aggregate “stated amount” (as defined below under the caption “—Definitions”) of the STRE Stock represented by such physical certificate is at least €5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such STRE Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the register for the STRE Stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a “regular dividend payment date” (as defined below under the caption “—Definitions”) for the STRE Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on any STRE Stock is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Ranking

The STRE Stock will rank as follows:

•

senior to (i) “dividend junior stock” (as defined below under the caption “—Definitions,” and which includes our class A common stock, class B common stock, STRK Stock and STRD Stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “—Definitions,” and which includes our class A common stock, class B common stock, STRK Stock and STRD Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

equally with (i) dividend parity stock with respect to the payment of dividends; and (ii) liquidation parity stock with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

junior to (i) dividend senior stock (which includes our STRF Stock and STRC Stock) with respect to the payment of dividends; (ii) liquidation senior stock (which includes our STRF Stock and STRC Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up; and (iii) our existing and future indebtedness (including all of our issued and outstanding Convertible Notes); and

•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

The terms of the STRE Stock will not restrict us from issuing dividend senior stock, dividend parity stock, dividend junior stock, liquidation senior stock, liquidation parity stock or liquidation junior stock.

As of October 31, 2025, excluding intercompany indebtedness, we had approximately US$8.25 billion in aggregate principal amount of consolidated indebtedness outstanding. Additionally, as of October 30, 2025, there were 12,434,677 shares of STRF Stock outstanding, 28,011,111 shares of STRC Stock outstanding, 13,918,518 shares of STRK Stock outstanding, 12,539,683 shares of STRD Stock outstanding, and no dividend parity stock or liquidation parity stock outstanding. Our indebtedness, STRF Stock and STRC Stock would rank senior to the STRE Stock.

Regular Dividends

Generally

The STRE Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 10.00% (such rate per annum, the “regular dividend rate”) on the “stated amount” (as defined below under the caption “—Definitions”) thereof (and, to the extent described in the second immediately following paragraph, on unpaid regular dividends thereon), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our board of directors, out of funds legally available for their payment, quarterly in arrears on each regular dividend payment date to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “—Definitions”) immediately preceding the applicable regular dividend payment date.

Regular dividends on the STRE Stock will accumulate from, and including, the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, the initial issue date) to, but excluding, the next regular dividend payment date.

If any accumulated regular dividend (or any portion thereof) on the STRE Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the “compounded dividend rate,” from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due on a regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to the regular dividend rate plus 100 basis points; provided, however, that, until such unpaid regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 100 basis points per annum for each subsequent “regular dividend period” (as defined below under the caption “—Definitions”), up to a maximum rate of 18% per annum. Each reference in this prospectus supplement to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the STRE Stock will be applied to the earliest regular dividend period for which regular dividends have not yet been paid.

Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If we fail to declare a regular dividend on or prior to a given regular record date, such failure will constitute the issuance of a notice of deferral. Upon issuance of such notice, then (except during any period when the terms of our dividend senior stock or indebtedness then outstanding would prohibit the payment of dividends on the STRE Stock) we will use our commercially reasonable efforts over the following 60-day period to sell STRK Stock, STRD Stock, class A common stock and/or other junior stock to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined below under the caption “—Definitions”); provided, however, that our ability to use any such proceeds to cover any such deferred dividends (plus compounded dividends thereon) on the STRE Stock is subject to the payment of accumulated dividends in full on our STRF Stock and STRC Stock and the terms of any other dividend senior stock that we may issue in the future. Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the preferred stockholders of record as of the close of business on the “deferred regular record date” (as defined below under the caption “—Definitions”) immediately preceding such deferred regular dividend payment date.

The certificate of designations will not require us to declare regular dividends on the STRE Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the

STRE Stock. See “Risk Factors—Risks Related to the STRE Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the STRE Stock, or we may choose not to pay dividends on the STRE Stock. In addition, regulatory, statutory and contractual restrictions may prevent us from declaring or paying dividends.”

Method of Payment

Each declared regular dividend on the STRE Stock will be paid in cash.

Treatment of Dividends Upon Repurchase Upon Fundamental Change or Redemption

If the “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRE Stock”), or redemption date of any share of STRE Stock to be repurchased or redeemed is after a regular record date for a declared regular dividend on the STRE Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share.

Except as described in the preceding paragraph, regular dividends on any share of STRE Stock will cease to accumulate from and after the fundamental change repurchase date or redemption date, as applicable, for such share.

Limitations on Our Ability to Pay Dividends

We may not have sufficient cash to pay regular dividends on the STRE Stock in cash. In addition, applicable law (including the Delaware General Corporation Law and Delaware case law), regulatory authorities, and the agreements governing our indebtedness and our dividend senior stock, including our STRF Stock and STRC Stock, may restrict our ability to pay dividends on the STRE Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends on the STRE Stock. See “Risk Factors—Risks Related to the STRE Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the STRE Stock, or we may choose not to pay dividends on the STRE Stock.” In addition, regulatory, statutory and contractual restrictions may prevent us from declaring or paying dividends.”

Priority of Dividends; Limitation on Junior Payments; No Participation Rights

Except as described below under “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” the certificate of designations will not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or distribution is declared on the STRE Stock, the STRE Stock will not be entitled to participate in such dividend or distribution.

For purposes of the descriptions below under the captions “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” a regular dividend on the STRE Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the certificate of designations, to pay such regular dividend is set aside for the benefit of the holders of STRE Stock entitled thereto.

Limitation on Dividends on Parity Stock

If less than all accumulated and unpaid regular dividends on the outstanding STRE Stock have been declared and paid as of any regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then, until and unless all accumulated and unpaid regular dividends on the outstanding STRE Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the STRE Stock on a pro rata basis, such that (i) the ratio of (x) the cash amount (expressed in Euros) of regular dividends so declared per share of STRE Stock to (y) the cash amount (expressed in Euros) of the total accumulated and unpaid regular dividends per share of STRE Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the cash amount (expressed in the applicable currency of payment) of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the cash amount (expressed in such currency of payment) of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which cash amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Limitation on Certain Payments

If any STRE Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “—Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the STRE Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:

•	dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;

•	the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;

•

purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “—Definitions”);

•

purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;

•

purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;

•

(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

•

purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•

the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into either (x) before the initial issue date or (y) in compliance with the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•

the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);

•

the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and

•	the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “—Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.

Our STRF Stock and STRC Stock contain, and any dividend senior stock that we may issue in the future could contain, provisions similar to the one described in this “—Limitation on Certain Payments” section. In the case of our STRF Stock and STRC Stock, we are prohibited, and, in the case of any dividend senior stock that we may issue in the future, we may be prohibited, from paying accumulated dividends on the STRE Stock or purchasing, redeeming or acquiring the STRE Stock until and unless we first pay accumulated dividends in full on our STRF Stock, STRC Stock and such dividend senior stock.

Tax Considerations

A holder or beneficial owner of the STRE Stock may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax with respect to any increase in the liquidation preference or any discount at issuance. Applicable withholding taxes (including backup withholding) may be withheld from dividends. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be withheld from or set off against payments of cash in respect of the STRE Stock or sales proceeds received by, or other funds or assets of, that preferred stockholder. We or any other withholding agent may also require alternative arrangements to collect any withholding tax to ensure that we or such withholding agent is not out-of-pocket for any potential withholding tax liability.

Rights Upon Our Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors, each share of STRE Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:

•	the “liquidation preference” (as defined below under the caption “—Definitions”) per share of STRE Stock as of the business day immediately before the date of such payment; and

•	all accumulated and unpaid regular dividends (plus compounded dividends thereon), if any, on such share to, but excluding, the date of such payment.

Upon payment of such amount in full on the outstanding STRE Stock, holders of the STRE Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of STRE Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of STRE Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

For purposes of the provisions described above in this “—Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the STRE Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

The certificate of designations for our STRE Stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the STRE Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the STRE Stock upon our liquidation, dissolution or winding up. See “Risk Factors—Risks Related to the STRE Stock and This Offering—Although the STRE Stock will be senior to our class A common stock, class B common stock, STRK Stock and STRD Stock, it will be junior to our STRF Stock, STRC Stock and our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.”

Voting Rights

The STRE Stock will have no voting rights except as described below or as provided in our certificate of incorporation or as required by the Delaware General Corporation Law.

Voting and Consent Rights with Respect to Specified Matters

Subject to the other provisions described below, while any STRE Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRE Stock and such voting parity stock, if any:

(1)

any amendment, modification or repeal of any provision of our certificate of incorporation or the certificate of designations that materially adversely affects the special rights, preferences or voting powers of the STRE Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “—Certain Amendments Permitted Without Consent”); and

(2)	our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the STRE Stock, in each case unless:

(a) the STRE Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(b) the STRE Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the STRE Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(c) the issuer of the STRE Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the certificate of designations and the STRE Stock.

However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the STRE Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1) or (2):

•	any increase in the number of the authorized but unissued shares of our undesignated preferred stock;

•	any increase in the number of authorized or issued shares of STRE Stock; and

•

the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend junior stock, liquidation junior stock, dividend parity stock, liquidation parity stock, dividend senior stock or liquidation senior stock).

If any event described in paragraphs (1) or (2) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the STRE Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the STRE Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the STRE Stock then outstanding.

Certain Amendments Permitted Without Consent

Notwithstanding anything to the contrary described in paragraph (1) above under the caption “—Voting and Consent Rights with Respect to Specified Matters” and subject to applicable law, we may amend, modify or repeal any of the terms of the STRE Stock without the vote or consent of any preferred stockholder to:

•

cure any ambiguity or correct any omission, defect or inconsistency in the certificate of designations or the certificates representing the STRE Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

•

conform the provisions of the certificate of designations or the certificates representing the STRE Stock to this “Description of STRE Stock” section, as supplemented by the related pricing term sheet;

•	provide for or confirm the issuance of additional STRE Stock pursuant to the certificate of designations;

•

provide for any transfer restrictions that apply to any shares of STRE Stock (other than the shares of STRE Stock issued in this offering and any shares of STRE Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

•

make any other change to our certificate of incorporation, the certificate of designations or the certificates representing the STRE Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

Procedures for Voting and Consents

If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section and the procedures and processes of the ICSDs. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents.

Each share of STRE Stock will be entitled to one vote on each matter on which the holders of the STRE Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the STRE Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the STRE Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the STRE Stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Redemption at Our Option

The STRE Stock will not be redeemable at our option except pursuant to an optional redemption or a tax redemption, as described below.

Optional Redemption

Subject to the terms of the certificate of designations and applicable law, we will have the right, at our election, to redeem all, but not less than all, of the outstanding STRE Stock, at any time for cash if the total number of shares of STRE Stock then outstanding is less than 25% of the total number of shares of the STRE Stock originally issued in this offering and in any future offering taken together. We refer to a redemption pursuant to the provision described above as an “optional redemption.”

Tax Redemption

Subject to the terms of the certificate of designations and applicable law, we will have the right, at our election, to redeem all, and not less than all, of the STRE Stock, at any time, for cash if a “tax event” (as defined below under the caption “—Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”

Redemption Date

The redemption date will be a business day of our choosing that is no more than 60, nor less than 15, calendar days after the date we send the related redemption notice, as described below.

Redemption Price

The redemption price for a share of STRE Stock called for either optional redemption or tax redemption will be an amount equal to (i) the liquidation preference of such share as of the business day before the date we send the related redemption notice, as described below, plus (ii) accumulated and unpaid regular dividends (plus, if applicable, compounded dividends thereon) on such share to, but excluding, the redemption date. However, if the redemption date is after a “specified regular record date” (as defined below under the caption “—Definitions”) for a declared regular dividend on the STRE Stock and on or before the next “specified dividend payment date” (as defined below under the caption “—Definitions”), then (a) the holder of such share at the close of business on such specified regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such specified regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

Redemption Notice

We will send to the preferred stockholders notice of the redemption containing certain information set forth in the certificate of designations, including the redemption price and the redemption date.

Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRE Stock

Generally

If a fundamental change occurs, then, each preferred stockholder will have the right (the “fundamental change repurchase right”), subject to applicable law, to require us to repurchase some or all of its shares of STRE Stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below. We refer to a repurchase of any STRE Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of STRE Stock that is not a whole number.

The repurchase price (the “fundamental change repurchase price”) for a share of STRE Stock tendered for repurchase will be an amount equal to (i) the stated amount of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a specified regular record date for a declared regular dividend on the STRE Stock and on or before the next specified regular dividend payment date, then (a) the holder of such share at the close of business on such specified regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such specified regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each preferred stockholder notice of such fundamental change containing certain information set forth in the certificate of designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their STRE Stock for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to any STRE Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any STRE Stock to be repurchased, or must otherwise comply with the ICSDs procedures in the case of a global certificate.

A holder of STRE Stock that has delivered a fundamental change repurchase notice with respect to any STRE Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any STRE Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the ICSDs procedures in the case of a global certificate.

STRE Stock to be repurchased must be delivered to the paying agent (in the case of STRE Stock represented by any physical certificate) or the ICSDs procedures must be complied with (in the case of STRE Stock represented by any global certificate) for the holder of such STRE Stock to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase STRE Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.

Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions

Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of STRE Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of STRE Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of STRE Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of STRE Stock then outstanding.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase STRE Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered STRE Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any STRE Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such STRE Stock.

No Preemptive Rights

Without limiting the rights of the preferred stockholders described above, the holders of STRE Stock will not have any preemptive rights to subscribe for or purchase any of our securities.

Calculations

Responsibility; Schedule of Calculations

Except as otherwise provided in the certificate of designations, we will be responsible for making all calculations called for under the certificate of designations or the STRE Stock, including determinations of the last reported sale prices, liquidation preference, fundamental change repurchase price, redemption price and accumulated regular dividends and compounded dividends on the STRE Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders; provided that the foregoing will not preclude judicial review of any such calculations. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any STRE Stock upon written request. For the avoidance of doubt, all such calculations will not be a duty or obligation of the Paying Agent, Transfer Agent or Registrar.

Calculations Aggregated for Each Preferred Stockholder

The composition of the consideration due upon the payment of the fundamental change repurchase price or redemption price for, and the payment on a specified regular dividend payment date of regular dividends on, the STRE Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the ICSDs procedures) be computed based on the total number of shares of STRE Stock of such preferred stockholder to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related specified regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Issuance in Euros

Initial holders of the STRE Stock will be required to pay for the STRE Stock in Euros, and all payments on the STRE Stock will be payable in Euros; provided that if on or after the date of this prospectus supplement the Euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the Euro is no longer being used by the then member states of the European Monetary Union that have previously adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the STRE Stock will be made in U.S. dollars until the Euro is again available to us or so used. In the event of the foregoing, the amount payable on any date in

Euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/Euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date, or in the event The Wall Street Journal has not published such exchange rate, such rate as determined in our sole discretion on the basis of the most recently available market exchange rate for the Euro. Any payment in respect of the STRE Stock made in U.S. dollars will not provide holders of the STRE Stock with any additional rights under the certificate of designations. The paying agent will not have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations in connection with the foregoing. Investors will be subject to foreign exchange risks as to payments on the STRE Stock, which may have important economic consequences to them. See “Risk Factors—We are permitted to make payments in U.S. dollars if we are unable to obtain Euros, and market perceptions concerning the instability of the Euro could materially adversely affect the value of the STRE Stock” in this prospectus supplement.

Notices

We will send all notices or communications to preferred stockholders pursuant to the certificate of designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the STRE Stock. However, in the case of STRE Stock represented by one or more global certificates, we are permitted to send notices or communications to preferred stockholders pursuant to the ICSDs procedures and notices and communications that we send in this manner will be deemed to have been properly sent to such preferred stockholders in writing.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the initial issue date.

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday or a Sunday that is (a) a day on which banks are open for general business in London, (b) not a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close, and (c) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (T2) (or any successor thereto) is open for the settlement of payments in Euro.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Class A common stock” means our class A common stock, US$0.001 par value per share.

“Class B common stock” means our class B common stock, US$0.001 par value per share.

“Close of business” means 5:00 p.m., London time.

“Compounded dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Compounded dividend rate” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Deferred regular dividend payment date” means the date that is one trading day after the 60th calendar day after a regular dividend payment date with respect to which the full amount of regular dividends has not been paid (or, if such trading day is not a business day, the next business day).

“Deferred regular record date” means the 15th calendar day preceding the relevant deferred regular dividend payment date (whether or not a business day).

“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRE Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our class A common stock, class B common stock, STRK Stock and STRD Stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.

“Dividend parity stock” means any class or series of our stock (other than the STRE Stock) whose terms expressly provide that such class or series will rank equally with the STRE Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.

“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRE Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend senior stock includes our STRF Stock and STRC Stock. For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i) either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our class A common stock representing more than 50% of the voting power of all of our class A common stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of our class A common stock: (x) beneficial ownership of our class B common stock; and (y) beneficial ownership by any permitted party of any of our class A common stock issued upon conversion of our class B common stock; or

(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our class A common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii).

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause

(ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“ICSDs” means Euroclear and Clearstream or its successor, or any successor depositary for the applicable shares of STRE Stock.

“ICSDs procedures” means, with respect to any transfer, exchange or other transaction involving a global certificate representing any STRE Stock, or any beneficial interest in STRE Stock represented by such certificate, the rules and procedures of Euroclear and Clearstream, applicable to such transfer, exchange or transaction.

“Initial issue date” means the first date any STRE Stock offered by this prospectus supplement is issued.

“Junior stock” means any dividend junior stock or liquidation junior stock.

“Last reported sale price” per share of STRE Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of STRE Stock on such trading day as reported in composite transactions for the principal securities exchange on which the STRE Stock is then listed. If the STRE Stock is not listed on such a securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of STRE Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the STRE Stock is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of STRE Stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters (or, if no such last bid price or last ask price is available, the fair value of one share of STRE Stock on such trading day determined by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). Notwithstanding the foregoing, with respect to any trading day on which any sale transaction to be settled by the issuance of STRE Stock is executed at a sale price per share of STRE Stock that is higher than the last reported sale price per share of STRE Stock for such trading day (determined without regard of this sentence), the highest sale price of any such sale transaction to be settled by the issuance of STRE Stock that is executed on such trading day shall be treated as the last reported sale price for such trading day.

“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRE Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our class A common stock, class B common stock, STRK Stock and STRD Stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.

“Liquidation parity stock” means any class or series of our stock (other than the STRE Stock) whose terms expressly provide that such class or series will rank equally with the STRE Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.

“Liquidation preference” initially means €100 per share of STRE Stock; provided, however, that, effective immediately after the close of business on each business day after the initial issue date (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRE Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRE Stock will be adjusted to be the greatest of (i) the stated amount per share of STRE Stock; (ii) in the case of any business day with respect to which we have, on such business day or any business day during the ten (10) trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRE Stock, an amount equal to the last reported sale price per share of STRE Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRE Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day, provided, however, that, if applicable, the reference in this clause (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, the initial issue date to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which we execute any sale transaction to be settled by the issuance of STRE Stock (other than the STRE Stock initially issued on the initial issue date), the liquidation preference per share of STRE Stock will be €100. Whenever in this prospectus supplement we refer to the liquidation preference of the STRE Stock as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the liquidation preference immediately after the close of business on such date. For purposes of this definition, references to our execution of any sale transaction to be settled by the issuance of STRE Stock includes any resale of any shares of STRE Stock that we or any of our subsidiaries have purchased or otherwise acquired.

“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRE Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation senior stock includes our STRF Stock and STRC Stock. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.

“Market disruption event” means, with respect to the STRE Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal securities exchange or other market on which the STRE Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the STRE Stock or in any options contracts or futures contracts relating to the STRE Stock.

“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the initial issue date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).

“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Preferred stockholder,” or “holder” of any STRE Stock, means any person in whose name any share of STRE Stock is registered on the registrar’s books.

“Regular dividend payment date” means each March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2025.

“Regular dividend period” means each period from, and including, a regular dividend payment date (or, in the case of the first regular dividend period, from, and including, the initial issue date) to, but excluding, the next regular dividend payment date.

“Regular dividend rate” means 10.00% per annum.

“Regular dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Regular record date” has the following meaning: (i) March 15, in the case of a regular dividend payment date occurring on March 31; (ii) June 15, in the case of a regular dividend payment date occurring on June 30; (iii) September 15, in the case of a regular dividend payment date occurring on September 30; and (iv) December 15, in the case of a regular dividend payment date occurring on December 31.

“Specified dividend payment date” means a regular dividend payment date or a deferred regular dividend payment date.

“Specified regular record date” means a regular record date or a deferred regular record date.

“Stated amount” means €100 per share of STRE Stock.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the STRE Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after the date of this prospectus supplement, there is more than an insubstantial risk that any of the outstanding STRE Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Trading day” means, with respect to the STRE Stock, any day on which (i) trading in the STRE Stock generally occurs on the principal securities exchange on which the STRE Stock is then listed or, if the STRE Stock is not then listed on such a securities exchange, on the principal other market on which the STRE Stock is then traded; and (ii) there is no market disruption event. If the STRE Stock is not so listed or traded, then “trading day” with respect to the STRE Stock means a business day.

“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Certificates

The STRE Stock will be initially issued in the form of one or more certificates (the “global certificates”) registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream.

Beneficial interests in shares represented by global certificates will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Investors may hold STRE Stock directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in shares represented by global certificates will not be entitled to have shares of STRE Stock registered in their names, and will not receive or be entitled to receive physical delivery of preferred shares in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the STRE Stock, including for purposes of receiving any notices delivered by us. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under our certificate of incorporation, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in shares represented by global certificates.

Persons who are not Euroclear or Clearstream participants may beneficially own STRE Stock held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global certificate, the common depositary for all purposes will be considered the sole holder of the STRE Stock represented by the global certificate.

Physical Certificates

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global certificates and a successor depositary is not appointed by us within 90 days, or if we have been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, we will issue physical certificates representing the STRE Stock. In addition, we may at any time and in our sole discretion determine not to have the STRE Stock represented by the global certificates and, in that event, will issue physical certificates representing the STRE Stock.

Clearing Systems

We have been advised by Euroclear and Clearstream, respectively, as follows:

Euroclear. Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. All operations are conducted by Euroclear Bank, SA/NV and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Bank acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Dividends with respect to the STRE Stock held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Bank and by Euroclear.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant either directly or indirectly.

Dividends with respect to the STRE Stock held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their respective nominee or common depositary is the registered holder of the global certificates, Euroclear, Clearstream or their respective nominee or common depositary is the registered holder of the global certificates, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the STRE Stock represented by such global certificates for all purposes under our certificate of incorporation. Payments in respect of the global certificates will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the registrar, the transfer agent, the paying agent, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in global certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments with respect to the global certificates will be credited in Euros to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global certificates to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the global certificates through Euroclear and Clearstream will be reflected in the book-entry accounts of each such institution. As necessary, the registrar will adjust the amounts of the global certificates on the register for the accounts of the common depositary to reflect the amounts of STRE Stock held through Euroclear and Clearstream, respectively.

In addition, in accordance with the rules and regulations of the SEC, Euroclear and Clearstream will not provide settlement services to any direct participant in the ICSDs having a U.S. residence, based upon the location of its executive office or principal place of business, including, without limitation, (i) any U.S. bank (as defined by Section 3(a)(6) of the Securities Exchange Act of 1934), (ii) any broker-dealer registered as such with the SEC even if such broker-dealer does not have a U.S. residence, and (iii) any foreign branch of a U.S. bank or U.S. registered broker-dealer. Prospective investors in STRE Stock are therefore urged to verify with the respective provider of their securities custody account whether such provider qualifies as non-U.S. participant with whom trades in STRE Stock can be settled through the ICSDs.

Initial Settlement

Investors holding their STRE Stock through Euroclear or Clearstream accounts will follow the applicable settlement procedures of the ICSDs. Subject to applicable procedures of Clearstream and Euroclear, STRE Stock will be credited to the holders’ securities custody accounts with Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any STRE Stock where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the STRE Stock held through Euroclear or Clearstream to purchasers of book-entry interests in the global certificates through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the STRE Stock through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the STRE Stock, or to make or receive a payment or delivery of the STRE Stock, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under our certificate of incorporation on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the STRE Stock among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

None of the issuer, the transfer agent, the paying agent, the registrar or the underwriters will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in shares represented by a global certificate, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the shares of 10.00% Series A Perpetual Stream Preferred Stock (the “STRE Stock”) issued pursuant to this offering (such shares offered hereunder referred to as “Preferred Stock” for purposes of this discussion), but does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with shares of the Preferred Stock held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by holders who purchase such shares in this offering.

This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Preferred Stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including, without limitation, tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for any alternative minimum tax, “controlled foreign corporations,” “passive foreign investment companies,” persons subject to special tax accounting rules as a result of any item of gross income with respect to the Preferred Stock being taken into account in an applicable financial statement, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the Preferred Stock as a position in a hedging transaction, “straddle,” constructive sale, “conversion transaction” or other risk-reduction transaction, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, “qualified foreign pension funds” as described in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the Code.

Furthermore, this summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Preferred Stock that for U.S. federal income tax purposes is

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of the Preferred Stock that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Preferred Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership holding the Preferred Stock, and partners therein, are urged to consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the Preferred Stock.

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, and disposition of the Preferred Stock or that any such position will not be sustained.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Preferred Stock. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or non-U.S. taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

U.S. Holders

Distributions

Distributions made to U.S. holders with respect to the Preferred Stock will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Preferred Stock exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in the Preferred Stock, and thereafter as capital gain which will be long-term capital gain if the holder’s holding period for the stock exceeds one year at the time of the distribution. The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the distribution is converted into U.S. dollars on the date of receipt, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the distribution. A U.S. holder may have foreign currency gain or loss if the distribution is converted into U.S. dollars after the date of receipt. In general, foreign currency gain or loss will be treated as U.S.-source ordinary income or loss.

Distributions on the Preferred Stock constituting dividend income paid to a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Preferred Stock constituting dividend income paid to a U.S. holder that is a corporation generally will qualify for the dividends-received deduction, subject to various limitations and the satisfaction of the applicable holding period requirements.

Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the Preferred Stock, the excess is treated as gain from the sale or exchange of the Preferred Stock. Non-corporate U.S. holders that receive an extraordinary dividend could, under certain circumstances, be required to treat any losses on the sale of our Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.

Deemed Distributions on the Preferred Stock

The liquidation preference of the Preferred Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may result in an increase in the liquidation preference. Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed dividend on the Preferred Stock upon such an increase in the liquidation preference, although the matter is not clear. In addition, if our board of directors does not declare a distribution on the Preferred Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Preferred Stock. Furthermore, if the Preferred Stock is issued at a discount to its liquidation preference, it may be subject to rules that require the accrual of such discount currently over the deemed term of the Preferred Stock as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Although the matter is not entirely clear, we believe any such adjustment of liquidation preference in the manner described in this prospectus supplement, such a deferred dividend or such a discount should not be treated as giving rise to a deemed distribution on the Preferred Stock, but in light of this uncertainty, the IRS or an applicable withholding agent could take a contrary position.

In each case of the foregoing, if the IRS or an applicable withholding agent takes a contrary position, a U.S. holder may be required to include a deemed dividend in income currently with respect to the Preferred Stock even though the holder has not received a cash payment. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash payable to the U.S. holder or sales proceeds received by, or other funds or assets of, such holder, or require alternative arrangements in respect of such withholding taxes.

Sale or Redemption of Preferred Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (including a repurchase) (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Preferred Stock equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the stock so disposed. The capital gain or loss generally will be long-term capital gain or loss if the holder’s holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

If the consideration received upon the sale or other taxable disposition of the Preferred Stock is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of taxable disposition. If the Preferred Stock is treated as traded on an established securities market for applicable U.S. federal income tax purposes, a cash basis U.S. holder and an accrual basis U.S. holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. An accrual basis U.S. holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.

A U.S. holder’s initial tax basis in the Preferred Stock generally will equal the cost of such Preferred Stock. If a U.S. holder used foreign currency to purchase the Preferred Stock, the cost of such Preferred Stock will be the U.S. dollar value of the foreign currency purchase price on the date of purchase, translated at the spot rate of exchange on that date. If the Preferred Stock is treated as traded on an established securities market for applicable U.S. federal income tax purposes and the relevant U.S. holder is either a cash basis taxpayer or an accrual basis taxpayer who has made the special election, the U.S. holder will determine the U.S. dollar value of the cost of such Preferred Stock by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.

A redemption (including a repurchase) of the Preferred Stock will be treated as a sale or exchange described above if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of a U.S. holder’s equity interest in us, (ii) a “substantially disproportionate” redemption of our stock with respect to such holder, or (iii) being “not essentially equivalent to a dividend” with respect to such holder, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, a U.S. holder must take into account not only the Preferred Stock and other equity interests in us actually owned by the holder but also other equity interests in us that the holder constructively owns under U.S. federal income tax rules, as well as any rights the holder may have to vote for the election of board members. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control or management over our affairs may be entitled to sale or exchange treatment on a redemption of the Preferred Stock if such holder experiences any reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If a U.S. holder meets none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders—Distributions.” If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. holders are urged to consult their tax advisors regarding the allocation of tax basis in the redeemed and remaining shares of Preferred Stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular U.S. holder of the Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, U.S. holders are urged to consult their tax advisors regarding the tax treatment of a redemption.

Non-U.S. Holders

Distributions

Generally, subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” distributions treated as dividends, as described above under “U.S. Holders—Distributions,” paid to a non-U.S. holder with respect to the Preferred Stock that are not effectively connected with the holder’s conduct of a trade or business within the United States will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. Distributions to non-U.S. holders on the Preferred Stock that are not treated as being made out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, are potentially not subject to such U.S. withholding tax. However, it is possible that a withholding agent may elect to withhold on the entire amount of such distributions, in which case any amounts withheld may be allowed as a refund or credit to the non-U.S. holder, provided the required information is timely furnished to the IRS. Withholding may also be required in respect of dividends paid to a non-U.S. holder if certain reporting information is not provided, as described below under “—FATCA.” If you are subject to withholding at a rate in excess of a rate for which you are otherwise eligible (including a reduced rate under a tax treaty or otherwise), you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by timely filing a refund claim with the IRS. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the Preferred Stock.

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” dividends paid to a non-U.S. holder that are effectively connected with the holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment the holder maintains in the United States, are taxed on a net-income basis at the regular rates and in the manner applicable to U.S. persons. Non-U.S. holders generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Redemption of Preferred Stock

Subject to the discussion below under “Information Reporting and Backup Withholding,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the Preferred Stock, other than a redemption that is treated as a distribution as discussed below, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;

•	the non-U.S. holder is a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or

•

the Preferred Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the Preferred Stock or the period that the non-U.S. holder held the Preferred Stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on such gain at regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain recognized, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC.

A payment made to a non-U.S. holder in redemption of the Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of Preferred Stock,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders—Distributions.”

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Deemed Distributions on the Preferred Stock

As described above under “U.S. Holders—Deemed Distributions on the Preferred Stock,” upon an adjustment to the liquidation preference of the Preferred Stock, or if our board of directors does not declare a distribution on the

Preferred Stock in respect of any dividend period before the related dividend payment date or the Preferred Stock were issued at a discount, the holder may be treated as receiving a deemed distribution. If we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we (or an applicable withholding agent) may set off such payments against, or withhold such taxes from, current or subsequent payments of cash or sales proceeds received by, or other funds or assets of, such holder, or require alternative arrangements in respect of such withholding taxes.

Issuance of Additional Shares

If in the future we issue additional shares of STRE Stock or resell any shares of STRE Stock that we or any of our subsidiaries have purchased or otherwise acquired (such shares, “Additional Shares”) and such Additional Shares trade under the same ISIN or other identifying number as that of the Preferred Stock, the Preferred Stock may not be distinguishable by persons such as subsequent purchasers and withholding agents from the Additional Shares. If such Additional Shares have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from the Preferred Stock, such profile or treatment could adversely impact the Preferred Stock because of the inability to distinguish between the Preferred Stock and the Additional Shares. For example, adverse tax treatment of the Additional Shares could negatively impact the market value of the Preferred Stock. In addition, the IRS could treat a holder of the Preferred Stock as subject to the adverse consequences applicable to the Additional Shares unless the holder is able to demonstrate that it acquired the Preferred Stock in this offering and did not hold the Additional Shares. Preferred stockholders are urged to consult their tax advisors regarding these tax considerations.

Please also review the discussion below under “Fast-Pay Stock Regulations” for a discussion about the potential application of those rules to Additional Shares.

Extraordinary Dividends

If Additional Shares are treated as being issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” for purposes of the extraordinary dividend rules. The liquidation preference of the STRE Stock will be subject to adjustment in the manner described in this prospectus supplement. It is not entirely clear how such an adjustable liquidation preference would be treated for purposes of applying the disqualified preferred stock and the extraordinary dividend rules. However, it is possible that such adjustment may be taken into account for purposes of disqualified preferred stock determination. Even if the Preferred Stock is not issued at such a price, due to fungible trading of Additional Shares with Preferred Stock, the Preferred Stock may be considered disqualified preferred stock, unless owners of the Preferred Stock can clearly demonstrate that they purchased the Preferred Stock offered hereby as opposed to such Additional Shares. If the Preferred Stock held by a corporate U.S. holder were considered disqualified preferred stock (because such shares are indistinguishable from the Additional Shares), for any dividend received, the holder generally will be required to reduce its tax basis (but not below zero) in the Preferred Stock with respect to which the dividend is received by the non-taxed portion of the dividend. Please also review the discussion above under “U.S. Holders—Distributions” for a discussion of extraordinary dividends.

Sales at a Discount

As discussed above under “U.S. Holders—Deemed Distributions on the Preferred Stock,” if the Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the Preferred Stock at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Due to fungible trading of Additional Shares with Preferred Stock, the IRS or a withholding agent may treat any such discount as resulting in deemed distributions with respect to the Preferred Stock as well as such Additional Shares. Because any such deemed distributions received by a holder would not give rise to any cash from which any applicable withholding could be satisfied, an applicable withholding agent may withhold such taxes from payments of cash payable to the holder or sales proceeds received by, or other funds or assets of, such holder, or require alternative arrangements with respect to such withholding taxes.

Fast-Pay Stock Regulations

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the STRE Stock or if the maximum compounded dividend rate is in effect) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, a compounded dividend rate becomes in effect.

We do not believe that the Preferred Stock is fast-pay stock.

We also do not intend to issue any Additional Shares that would be treated as fast-pay stock. Moreover, we intend to obtain advice of counsel in connection with future offerings of Additional Shares for the purpose of analyzing the consequences of issuing such Additional Shares in light of any legal developments regarding the definition of fast-pay stock. As the liquidation preference of the STRE Stock will be subject to adjustment in the manner described in this prospectus supplement, it is generally not expected that the Additional Shares would be issued at such a level of premium above their liquidation preference at the time of sale of the Additional Shares so as to implicate the fast-pay stock rules. Nonetheless, there may be increased risk that the IRS could assert that such Additional Shares constitute fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to the Preferred Stock or Additional Shares, we intend to provide public notice to the holders of the Preferred Stock or Additional Shares, as applicable, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue Additional Shares that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat such Additional Shares as fast-pay stock. In addition, as discussed above under “—Issuance of Additional Shares,” even though we believe that the Preferred Stock offered hereby is not treated as fast-pay stock, the treatment of any Additional Shares as fast-pay stock could affect the Preferred Stock if all such shares are indistinguishable because they have the same ISIN or other identifying number. For example, if the IRS treated such Additional Shares as fast-pay stock, a holder of the Preferred Stock might be required to demonstrate to the IRS that the holder purchased the Preferred Stock as opposed to such Additional Shares.

Furthermore, treatment of such Additional Shares as fast-pay stock could adversely affect the trading price of the Preferred Stock. Accordingly, holders are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the Preferred Stock.

Information Reporting and Backup Withholding

In general, information reporting will apply with respect to the payment of distributions (including deemed distributions) on the Preferred Stock and the payment of proceeds on the sale or other taxable disposition of the Preferred Stock, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

We must report annually to the IRS and to each non-U.S. holder the amount of distributions (including, for this purpose, deemed distributions) paid to such holder and any tax withheld with respect to any dividends, regardless of whether withholding was required. Copies of the information returns reporting distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends (including, for this purpose, deemed dividends) in respect of Preferred Stock made to a non-U.S. entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Preferred Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts to holders of the Preferred Stock in respect of any amounts withheld.

Prospective investors should consult their tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Preferred Stock.

UNDERWRITING

Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of STRE Stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Bank PLC
Morgan Stanley & Co. International plc
Moelis & Company LLC
SG Americas Securities, LLC
TD Securities (USA) LLC
Canaccord Genuity LLC
StoneX Financial Inc.

Total	3,500,000

The underwriting agreement provides that the underwriters’ obligation to purchase the STRE Stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the STRE Stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table shows the underwriting discount to be paid to the underwriters by us in connection with this offering. The underwriting discount is the difference between the public offering price and the amount the underwriters pay to us to purchase the STRE Stock.

	Per Share	Total
STRE Stock	€	€

The underwriters propose to offer the STRE Stock directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of € per share. If all the shares are not sold at the initial offering price following the initial offering, the underwriters may change the offering price and other selling terms.

Our net offering expenses are estimated to be € , excluding the underwriting discount. We have agreed to reimburse the underwriters certain expenses incurred in connection with this offering, including, among others, expenses of their counsel.

We agree that, without the prior written consent of Barclays Bank PLC, acting on behalf of the underwriters, we will not during the period commencing on the date hereof and ending on the earlier of (i) the first date on which the STRE Stock is listed for trading on the Euro MTF or (ii) 15 days from the date of the underwriting agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any additional shares of STRE Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the STRE Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of STRE Stock or other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of STRE Stock.

The foregoing sentence will not apply to the sale of the securities under the underwriting agreement.

Barclays Bank PLC in its sole discretion, may waive the restrictions described above in whole or in part at any time. When determining whether or not to waive such restrictions, Barclays Bank PLC will consider, among other factors, the Company’s reasons for requesting the release, the number of shares of STRE Stock and other securities for which the release is being requested and market conditions at the time.

Offering Price Determination

Prior to this offering, there has been no public market for the STRE Stock. The initial offering price was negotiated between the underwriters and us. In determining the initial offering price of the STRE Stock, the underwriters considered numerous factors, including prevailing market interest rates, the recent market prices of, and the demand for, our other securities, the recent history and prospects for the Bitcoin ecosystem and digital assets industry more broadly, and our financial information.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the STRE Stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. The underwriters may close out any short position by purchasing shares of STRE Stock in the open market.

•	Syndicate covering transactions involve purchases of the STRE Stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the STRE Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the STRE Stock or preventing or retarding a decline in the market price of the STRE Stock. As a result, the price of the STRE Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Euro MTF or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the STRE Stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be construed as having been authorized or approved to us, any underwriter or any selling group member.

Listing on the Euro MTF

We will apply to list the STRE Stock on the Euro MTF under the symbol “STRE.” If the listing is approved, we expect trading to commence within 30 days after the date the STRE Stock is first issued.

Settlement

We expect to deliver the STRE Stock in book-entry form through the facilities of Euroclear and Clearstream on or about     , 2025, which will be the   business day after the initial trade date for the STRE Stock (this settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade STRE Stock before the business day before the settlement date must, because the STRE Stock initially will settle T+ , specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the STRE Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the STRE Stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area (each a “Relevant State”), no STRE Stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the STRE Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of STRE Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of each of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of STRE Stock will require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any STRE Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any STRE Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the STRE Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of each of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any STRE Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any STRE Stock to be offered so as to enable an investor to decide to purchase or subscribe for any STRE Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The STRE Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the STRE Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the STRE Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to its clients nor for providing advice in relation to the offering.

United Kingdom

An offer to the public of any STRE Stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any STRE Stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of each of the underwriters for any such offer; or

(c)

in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, FSMA), provided that no such offer of STRE Stock will result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person who initially acquires any STRE Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriters and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any STRE Stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the STRE Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any STRE Stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of each of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any STRE Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any STRE Stock to be offered so as to enable an investor to decide to purchase or subscribe for any STRE Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

The STRE Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the STRE Stock or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the STRE Stock or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order (as amended, the “Order”); (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order; and (iii) any other person to whom it can otherwise lawfully be distributed (all such persons together being referred to as “Relevant Persons”). Any investment or investment activity to which this prospectus supplement relates is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on it. It is a condition of you receiving this prospectus supplement that you represent and warrant to the underwriters and their affiliates that (i) you are a Relevant Person, and (ii) you have read and agree to comply with the conditions of this notice.

Switzerland

The STRE Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the STRE Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the STRE Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of STRE Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of STRE Stock.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The STRE Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the STRE Stock offered should conduct their own due diligence on the STRE Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The STRE Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the STRE Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The STRE Stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the STRE Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to STRE Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the STRE Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the STRE Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as

modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the STRE Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the STRE Stock pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law; or

(iv)	as specified in Section 276(7) of the SFA.

Japan

The STRE Stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” will mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the STRE Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the STRE Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The STRE Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring STRE Stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Certain legal matters with respect to the offering of STRE Stock will be passed upon for the Company by Latham & Watkins LLP. Certain legal matters with respect to the offering of STRE Stock will be passed upon for the underwriters by Davis Polk  & Wardwell LLP.

EXPERTS

The consolidated financial statements of Strategy Inc (formerly MicroStrategy Incorporated) as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We also incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (File Nos. 000-24435 and 001-42509):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 18, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 5, 2025, August 5, 2025 and November 3, 2025;

•

the information in our proxy statement filed on April  28, 2025, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•

our Current Reports on Form 8-K as filed with the SEC on January 3, 2025, January  6, 2025 (with respect to Item 8.01), January  13, 2025 (with respect to Item 8.01), January  21, 2025 (with respect to Item 8.01), January  23, 2025, January  24, 2025, January  27, 2025 (with respect to Item 8.01), January  31, 2025, February  3, 2025, February  5, 2025, February  10, 2025 (with respect to Item 8.01), February  18, 2025 (with respect to Item 8.01), February  20, 2025, February  24, 2025, February  24, 2025 (with respect to Item 8.01), March  3, 2025 (with respect to Item 8.01), March  10, 2025 (with respect to Items 1.01 and 8.01), March  17, 2025 (with respect to Item 8.01), March  18, 2025, March  21, 2025, March  24, 2025 (with respect to Item 8.01), March  25, 2025, March  31, 2025 (with respect to Item 8.01), April  7, 2025 (with respect to Item 8.01), April 14, 2025 (with respect to

Item 8.01), April 21, 2025 (with respect to Item 8.01), April  28, 2025 (with respect to Item 8.01), May  1, 2025, May  5, 2025 (with respect to Item 8.01), May  12, 2025 (with respect to Item 8.01), May  19, 2025 (with respect to Item 8.01), May  22, 2025, May  27, 2025 (with respect to Item 8.01), June  2, 2025 (with respect to Item 8.01), June  2, 2025, June  6, 2025, June  9, 2025 (with respect to Item 8.01), June  10, 2025, June  16, 2025 (with respect to Item 8.01), June  16, 2025, June  23, 2025 (with respect to Item 8.01), June  23, 2025, June  30, 2025 (with respect to Item 8.01), July  1, 2025, July  7, 2025 (with respect to Item 8.01), July  7, 2025, July  14, 2025 (with respect to Item 8.01), July  21, 2025 (with respect to Item 8.01), July  21, 2025 (with respect to Item 8.01), July  23, 2025, July  25, 2025, July  28, 2025 (with respect to Item 8.01), July  29, 2025, July  31, 2025 (with respect to Item 8.01), July  31, 2025, August  4, 2025 (with respect to Item 8.01), August  11, 2025 (with respect to Item 8.01), August  11, 2025, August  18, 2025 (with respect to Item 8.01), August 25, 2025 (with respect to Item  8.01), August  28, 2025, September  2, 2025 (with respect to Item 8.01), September  2, 2025 (with respect to Item 8.01), September  8, 2025 (with respect to Item 8.01), September  15, 2025 (with respect to Item 8.01), September  22, 2025 (with respect to Item 8.01), September  29, 2025 (with respect to Item 8.01), September  30, 2025 (with respect to Item 8.01), October  1, 2025, October  6, 2025 (with respect to Item 8.01 and Item 5.02), October 14, 2025 (with respect to Item 8.01), October  20, 2025 (with respect to Item 8.01), October  27, 2025 (with respect to Item 8.01), October  30, 2025 (with respect to Item 8.01) and November 3, 2025 (with respect to Item 8.01); and

•

the descriptions of our registered securities contained in our Registration Statement on Form 8-A as filed with the SEC on June 10, 1998, and our Registration Statement on Form 8-A as filed with the SEC on February 5, 2025, as the descriptions therein have been updated and superseded by the description of our registered securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2024, as filed with the SEC on February 18, 2025, and including any amendments and reports filed for the purpose of updating such description, including the description of our registered securities contained in our Registration Statement on Form 8-A as filed with the SEC on March 25, 2025, our Registration Statement on Form 8-A as filed with the SEC on June 10, 2025 and our Registration Statement on Form 8-A as filed with the SEC on July 29, 2025.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Strategy Inc

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Attention: Investor Relations

Email: ir@strategy.com

(703) 848-8600

The information accessible through any website referred to in this prospectus supplement or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Investing in our securities involves significant risks. See the information included under “Risk Factors” on page 8 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction or under any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

A statement contained in a subsequent prospectus supplement or document incorporated by reference into this prospectus after the date hereof shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement contained in this prospectus conflicts or is otherwise inconsistent with the statement in any such prospectus supplement or subsequently filed document which is also incorporated in this prospectus. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, in any accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microstrategy.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-24435) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 15, 2024;

•

The information in our proxy statement filed on April 12, 2024, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 1, 2024, August 6, 2024 and October 31, 2024;

•

Current Reports on Form 8-K as filed with the SEC on February 26, 2024, March 6,  2024, March 11,  2024, March  11, 2024, March 15,  2024, March  19, 2024, March  19, 2024, May  24, 2024, June  3, 2024, June  14, 2024, June  20, 2024, June  20, 2024, July  5, 2024, July  11, 2024, September  13, 2024, September  18, 2024, September  20, 2024, September  20, 2024, October  30, 2024, November  12, 2024, November  18, 2024, November  20, 2024, November  21, 2024, November  25, 2024, December  2, 2024, December  9, 2024, December  16, 2024, December  20, 2024, December  23, 2024, December  30, 2024, January  3, 2025, January  6, 2025, January  13, 2025, January  21, 2025, January  23, 2025, January  24, 2025 and January 27, 2025; and

•

The description of our class A common stock contained in our Registration Statement on Form  8-A as filed with the SEC on June  10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 14, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1850 Towers Crescent Plaza

Tysons Corner, Virginia

Attention: Investor Relations

703-848-8600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are many risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. The principal risks, uncertainties and other important factors that have affected or may affect our business and that have caused or could cause our actual results to differ materially include, without limitation:

Risks Related to our Business in General

•	our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our stock;

•	we may not be able to regain profitability in future periods;

•	a significant decrease in the market value of our bitcoin holdings could adversely affect our ability to service our indebtedness;

•	unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022;

Risks Related to Our Bitcoin Acquisition Strategy and Holdings

•	our bitcoin strategy exposes us to various risks associated with bitcoin;

•

bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our class A common stock;

•	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty;

•	our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings;

•	the availability of spot exchange-traded products for bitcoin and other digital assets may adversely affect the market price of our class A common stock;

•	our bitcoin strategy subjects us to enhanced regulatory oversight;

•	the concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy;

•	bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes;

•	the emergence or growth of other digital assets could have a negative impact on the price of bitcoin;

•	our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•

if we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;

•	regulatory change reclassifying bitcoin as a security could lead to our classification as an investment company under the Investment Company Act of 1940;

•	we are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

•	our bitcoin strategy exposes us to risk of non-performance by counterparties;

Risks Related to Our Enterprise Analytics Software Business Strategy

•	we derive revenue from a single software platform and related services as well as revenue from our installed customer base;

•

as our customers increasingly shift from a product license model to a cloud subscription model, we could face higher future rates of attrition, and such a shift could continue to affect the timing of revenue recognition or reduce product licenses and product support revenues;

•	our recognition of deferred revenue and advance payments is subject to future performance obligations and may not be representative of revenues for succeeding periods;

•

integration of artificial intelligence into our enterprise analytics product offerings and our use of artificial intelligence in our operations could result in reputational or competitive harm, legal liability, and other adverse effects on our business;

Risks Related to Our Technology and Intellectual Property

•	third parties may claim we infringe their intellectual property rights;

•

the nature of our software makes it particularly susceptible to undetected errors, bugs, or security vulnerabilities, which could cause problems with how the software performs and, in turn, reduce demand for our software, reduce our revenue, and lead to litigation claims against us;

Risks Related to Our Operations

•

business disruptions, including interruptions, delays, or failures of our systems, third-party data center hosting facility, or other third-party services, as a result of geopolitical tensions, acts of terrorism, natural disasters, pandemics (like the COVID-19 pandemic), and similar events, could materially adversely affect our operating results or result in a material weakness in our internal controls that could adversely affect the market price of our stock;

•

we face a variety of risks in doing business with U.S. and foreign federal, state, and local governments and government agencies, including risks related to the procurement process, budget constraints and cycles, termination of contracts, and compliance with government contracting requirements;

•

changes in laws or regulations relating to privacy or the collection, processing, disclosure, storage, localization, or transmission of personal data, or any actual or perceived failure by us or our third-party service providers to comply with such laws and regulations, contractual obligations, or applicable privacy policies, could materially adversely affect our business;

•

if we or our third-party service providers experience a disruption due to a cybersecurity attack or security breach and unauthorized parties obtain access to our customers’, prospects’, vendors’, or channel partners’ data, our data, our networks or other systems, or the cloud environments we manage, our offerings may be perceived as not being secure, our reputation may be harmed, demand for our offerings may be reduced, our operations may be disrupted, we may incur significant legal and financial liabilities, and our business could be materially adversely affected;

Risks Related to Our Class A Common Stock

•	the market price of our class A common stock has been and may continue to be volatile;

•

because of the rights of our two classes of common stock and because Michael J. Saylor, who beneficially owns the majority of our class B common stock, controls a significant portion of our total voting power, Mr. Saylor has significant influence over matters that require approval of our stockholders and could impede a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters funds;

•

future sales, or the perception of future sales, of our class A common stock, convertible debt instruments, convertible preferred stock, or other convertible securities could depress the price of our class A common stock;

Risks Related to Our Outstanding and Potential Future Indebtedness

•

our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin strategy, fund our enterprise analytics software operations, and take advantage of new business opportunities;

•	we may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation;

•

we may not have the ability to raise the funds necessary to settle conversions of the convertible notes in cash, to repurchase the convertible notes for cash upon a fundamental change or to repurchase the 0.625% Convertible Senior Notes due 2028 on September 15, 2027, the 0% Convertible Senior Notes due 2029 on June 1, 2028, the 0.625% Convertible Senior Notes due 2030 or the 0.875% Convertible Senior Notes due 2031 on September 15, 2028, or the 2.25% Convertible Senior Notes due 2032 on June 15, 2029, and any future debt may contain, limitations on our ability to engage in cash-settled conversions or repurchases of convertible notes;

•	the conditional conversion feature of the outstanding convertible notes, if triggered, may adversely affect our financial condition and operating results; and

Other Risks

•	the other risks detailed in the “Risk Factors” sections incorporated by reference in this prospectus or contained or incorporated by reference in any prospectus supplement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves significant risks. Before you make a decision to buy our securities, you should carefully review and consider the specific risks set forth under (i) the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and (ii) under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, as well as the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, cash flows, liquidity and results of operations and the market price of the securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

MICROSTRATEGY INCORPORATED

Business Overview

MicroStrategy® is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to bitcoin by offering a range of securities, including equity and fixed income instruments.

In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere™. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Bitcoin Strategy

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of class A common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Additionally, we periodically engage in advocacy and educational activities regarding the continued acceptance and value of Bitcoin as an open, secure protocol for an internet-native digital capital asset, and we leverage our software development capabilities to explore innovation in Bitcoin applications.

Enterprise Analytics Software Strategy

MicroStrategy is a pioneer in AI-powered business intelligence (BI), and a global leader in enterprise analytics solutions. We provide software and services designed to turn complex, chaotic data environments into rich, reliable, and convenient information feeds for our customers. Our vision is to make every worker a domain expert by delivering Intelligence Everywhere™.

Our cloud-native flagship, MicroStrategy ONE™, powers some of the largest analytics deployments in the world for customers spanning a wide range of industries, including retail, banking, technology, manufacturing, insurance, consulting, healthcare, telecommunications, and the public sector.

Integral to the MicroStrategy ONE platform are Generative AI capabilities that are designed to automate and accelerate the deployment of AI-enabled applications across our customers’ enterprises. By making advanced analytics accessible through conversational AI, MicroStrategy ONE provides non-technical users with the ability to directly access novel and actionable insights for decision-making.

MicroStrategy ONE combines the flexibility and scalability afforded by a modern, cloud application with the reliability and security of our robust data governance model. It empowers users by making rich analytics easily accessible and personalized, while enabling organizations to harness the value of their data wherever it is needed.

Our Corporate Information

Our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, and our telephone number is (703) 848-8600. Our website address is www.microstrategy.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

MicroStrategy, MicroStrategy ONE, MicroStrategy Auto, MicroStrategy AI, Intelligence Everywhere, HyperIntelligence, MicroStrategy Consulting, MicroStrategy Education, Dossier, MicroStrategy Cloud, Enterprise Semantic Graph, MicroStrategy Services, Global Delivery Center, and Intelligent Enterprise are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus to acquire additional bitcoin and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that MicroStrategy Incorporated may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean MicroStrategy Incorporated excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by` the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into class A common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our class A common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our class A common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our second restated certificate of incorporation (“Certificate”), our amended and restated bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 10,330,000,000 shares of class A common stock, par value $0.001 per share (“class A common stock”), 165,000,000 shares of class B common stock, par value $0.001 per share (“class B common stock”), and 1,005,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”). As of January 23, 2025, 231,632,665 shares of class A common stock were outstanding, 19,640,250 shares of class B common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting Annual meetings of our stockholders are held on the date designated in accordance with our Bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority voting power of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board of directors, or a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

Voting Rights. On all matters to be voted upon by stockholders, including the election of directors, each holder of (i) class A common stock is entitled to one vote for each share held of record and (ii) class B common stock is entitled to ten votes for each share held of record. Holders of class A common stock and class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law or as otherwise expressly specified in our Certificate. Our Certificate and Bylaws do not provide for cumulative voting rights. Except as otherwise provided by law, our Certificate or our Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the subject matter, present in person or represented by proxy at a meeting at which a quorum is present, shall be the act of the stockholders. Directors shall be elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors, present in person or represented by proxy at a meeting at which a quorum is present.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our Certificate, dividends may be declared and paid or set aside for payment on each class of common stock out of legally available assets or funds when and as declared by the board of directors. We may not make any dividend or distribution with respect to any class of our common stock unless at the same time we make a ratable dividend or distribution with respect to each outstanding share of our common stock, regardless of class. In the case of a stock dividend or other distribution payable in shares of a class of common stock, only shares of class A common stock may be distributed with respect to class A common stock and only shares of class B common stock may be distributed with respect to class B common stock, and the number of shares of common stock payable per share must be equal for each class. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of each class of our common stock.

Other Rights. Holders of the class A common stock and class B common stock have no right to:

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Holders of shares of class A common stock and class B common stock are not required to make additional capital contributions. Shares of class A common stock are not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock (i) at any time at the option of the holder and (ii) automatically upon the sale, assignment, gift or other transfer of such class B common stock share, except where such sale, assignment, gift or other transfer was (x) approved in advance by the holders of a majority of the class B common stock outstanding, voting separately as a class, or (y) effected as a result of the death of the transferor, in which case, such transfer may be approved by the holders of a majority of the class B common stock outstanding, voting separately as a class, within thirty (30) days of such transfer.

Equal Status. Except as expressly provided in our Certificate, shares of class A common stock and class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of class B common stock, and the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of class B common stock; provided, however, that in any transaction in which shares of capital stock are distributed to holders of common stock, the shares of capital stock distributed to holders of class A common stock and class B common stock may differ, but only to the extent that the class A common stock and the class B common stock differ in our Certificate.

Transfer Agent and Registrar. Equiniti Trust Company, LLC is the transfer agent and registrar for the class A common stock and the class B common stock.

Listing. Our class A common stock is listed on the Nasdaq Global Select Market under the symbol “MSTR.” Our class B common stock is not listed on any securities exchange or automated quotation system.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. The dividend rate may vary based on the price of bitcoin, the ratio of bitcoin we hold compared to our outstanding indebtedness or other reference metrics tied to the price of bitcoin or our holdings of bitcoin. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Certificate that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of class A common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our class A common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our class A common stock.

Dual Class Stock. Our Certificate provides for a dual class common stock structure, which provides Michael J. Saylor, our founder, chairman of the board of directors, and executive chairman, with the ability to significantly influence the outcome of matters requiring stockholder approval, even though he owns less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Our Certificate allows holders of class B common stock to transfer shares of class B common stock, subject to the approval of stockholders holding a majority of the outstanding class B common stock. Therefore, Mr. Saylor could transfer significant voting power of MicroStrategy to a third party without the approval of our board of directors or our other stockholders.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our Certificate provides otherwise. Our Certificate does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Board Vacancies May Be Filled by Majority of Directors Then in Office. Vacancies and newly created seats on our board of directors may be filled by a majority of the remaining members of our board of directors, although such majority is less than a quorum, by a sole remaining director or by stockholders. Furthermore, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board of directors makes it more difficult to change the composition of our board of directors.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock through the issuance of depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called “depositary receipts,” for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our Certificate and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, class A common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional debt securities, class A common stock, preferred stock, depositary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•

if applicable, the date from and after which any warrants issued as part of a unit and the related class A common stock, preferred stock, depositary shares or debt securities will be separately transferable;

•

the number of shares of class A common stock, preferred stock, depositary shares or aggregate principal amount of debt securities purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of debt securities, class A common stock, preferred stock, depositary shares or warrants as described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, class A common stock, preferred stock, depositary shares or debt securities constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, subscription right, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, subscription rights, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, depositary shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called “participants,” that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, units or warrants, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. Any shares of class A common stock will be listed on The Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

10.00% Series A Perpetual Stream Preferred Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

Morgan Stanley

Moelis & Company

SOCIETE GENERALE

TD Securities

Canaccord Genuity

StoneX Financial Inc.

    , 2025